Exhibit 10.47

Prepared by, and after recording return to:

Virginia M. Pedreira
Stoel Rives LLP
600 University Street, Suite 3600
Seattle, Washington 98101-4109

Loan No. 194231

ATTENTION: COUNTY RECORDER—THIS INSTRUMENT COVERS GOODS THAT ARE OR WILL BECOME FIXTURES ON THE DESCRIBED REAL PROPERTY AND SHOULD BE FILED FOR RECORD IN THE REAL PROPERTY RECORDS WHERE DEEDS OF TRUST ON REAL ESTATE ARE RECORDED. THIS INSTRUMENT SHOULD ALSO BE INDEXED AS A UNIFORM COMMERCIAL CODE FINANCING STATEMENT COVERING GOODS THAT ARE OR WILL BECOME FIXTURES ON THE DESCRIBED REAL PROPERTY. THE MAILING ADDRESSES OF THE SECURED PARTY AND THE DEBTOR ARE WITHIN.

TRUST DEED, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND
RENTS AND FIXTURE FILING

(This Trust Deed is executed in duplicate counterpart originals for concurrent recording in
Clackamas and Marion Counties, Oregon)

Maximum Principal to be Advanced:	$11,000,000
Maturity Date of Note:	September 1, 2020

THIS TRUST DEED, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (hereinafter, together with all amendments thereto, being referred to as this “Deed of Trust”), is made and entered into as of September 1, 2010, by ORM TIMBER OPERATING COMPANY II, LLC, a Delaware limited liability company, whose address is c/o Olympic Resource Management LLC 19245 Tenth Avenue NE, Poulsbo, Washington 98370 (the “Grantor”) to AMERI-TITLE 1393 Clay Street, SE Albany, Oregon 97322, whose address is (“Trustee”), for the benefit of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation, whose address is 6750 Poplar Avenue, Suite 109, Memphis, Tennessee 38138 (the “Beneficiary” or the “Lender”).

GRANTOR DOES HEREBY IRREVOCABLY TRANSFER, GRANT, BARGAIN, SELL, CONVEY, ASSIGN, WARRANT AND MORTGAGE TO TRUSTEE, ITS SUCCESSORS AND ASSIGNS, IN TRUST, WITH POWER OF SALE AND RIGHT OF ENTRY AND POSSESSION, FOR THE BENEFIT OF BENEFICIARY, all of its right, title and interest, now or hereafter acquired, in and to the property and interests in Collateral described in the following Granting Clauses, which constitute or may constitute an interest in real property or fixtures, and Grantor does hereby grant to the Beneficiary a security interest in and a pledge of the property and interests in Collateral described in the following Granting Clauses, which constitute or may constitute goods or personal property:

(a)           All right, title and interest in and to the real estate described on Exhibit A attached hereto and incorporated herein by reference, whether held in fee or leasehold (the “Premises”), together with all improvements, buildings, structures, bridges, fixtures of every description and appurtenances now or hereafter located thereon or therein (the “Improvements”);

(b)           All coal, oil, gas and other minerals owned by Grantor and located on, in or under the Premises and extracted or to be extracted, as extracted collateral and all mineral interests and all proceeds, accounts and general intangibles resulting from the sale of such minerals or mineral interests (sometimes collectively referred to herein as the “Minerals”), and all farm products, permanent plantings, crops and timber of every species and of every kind and description, now or hereafter growing, or to be grown, harvested from, pertaining to and located on the Premises (including owned or leased by Grantor) and proceeds thereof, and including, without limitation all property related to nursery operations or replanting and reforestation, seedlings, nursery stock, trees, growing trees, standing timber, timber cut and to be cut, severed timber, stumpage, forest products, lumber, pulpwood, and all related inventory, products and by-products of any of the foregoing or timber operations conducted or to be conducted on the Premises, and all proceeds, accounts, investment property and general intangibles resulting from the sale of such farm products, crops, timber and timber to be cut and timber interests (sometimes collectively referred to herein as “Timber”) (the Premises, the Improvements, the Minerals and the Timber hereinafter sometimes collectively referred to as the “Real Estate”);

(c)           (i)           All of Grantor’s rights (but not its obligations except as otherwise expressly agreed in writing by Beneficiary) under any and all leases, subleases, surface leases, licenses, written or oral, and all agreements for use or occupancy, or exploration, drilling, mining, extraction, storage, transportation, processing and handling of Minerals, and all timber sale agreements, log supply agreements, stumpage contracts, timber purchase agreements or stumpage agreements and other contracts and agreements pursuant to which Grantor has agreed to sell any standing or severed timber, pulpwood or other timber products from the Real Estate, affecting all or any portion of the Real Estate with respect to which the Grantor is the landlord or sublandlord, including without limitation the leases and contracts identified in the Loan Agreement and any specifically identified on Exhibit B attached hereto and incorporated herein (the “Existing Leases”), any and all extensions and renewals of said leases and agreements and any and all further leases or agreements, now existing or hereafter made including subleases thereunder, upon, covering or affecting all or any part of the Real Estate or the Improvements, together with any and all guaranties of the lessee’s, any sublessee’s, or contracting party’s performance thereunder (all such existing or future leases, subleases, agreements and tenancies heretofore mentioned, including but not limited to the Existing Leases, any use or occupancy arrangements created pursuant to Section 365(h) of Title 11 of the United States Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings or any assignment for the benefit of creditors in respect of any tenant or occupant of any portion of the Real Estate being hereinafter collectively referred to as the “Leases”) and all right, title and interest of Grantor in and to property of any tenant or other person under any such lease or under any other arrangement entered into in connection with any such lease, and any and all cash, security deposits, advance rentals and deposits or payments of a similar nature under any such lease or other arrangement and together with all money payable thereunder or in connection therewith (including, without limitation, any and all cancellation or termination payments), subject, however, to the revocable license given to Grantor to collect and use the rents, income and other benefits arising under any such Lease as provided below;

(ii)            All permits, special permits, licenses, access rights, approvals, maps, forest practice approvals, surveys, title records, studies, reports, contracts and other rights, privileges and agreements affecting the operation of the Real Estate now owned or hereafter acquired by Grantor, including without limitation the access rights described on Exhibit B hereto;

(iii)            All water and water rights, royalties, coal, oil, gas and other mineral royalties, profits, proceeds, fees, farm products revenue, hunting lease or other recreational lease revenue and other income of Grantor of any kind or manner whatsoever arising from or related to operations on the Real Estate, including income from nursery operations, seedling operations, timber and pulpwood contracts, option agreements, coal, oil, gas or mineral leases, coal tipple leases, option agreements and land sales;

(iv)            The immediate and continuing right to collect and receive all of the rents, income, royalties, receipts, revenues, issues and profits now due or which may become due or to which the Grantor may now or shall hereafter (including during the period of redemption, if any) become entitled or may demand or claim, arising or issuing from or out of any timber contracts, log supply agreements, stumpage contracts, leases, licenses, bills of sale or deeds, the Leases or from or out of the Real Estate, or any part thereof, including but not limited to any and all rights and claims of any kind that the Grantor may have against any such lessee under the Leases or against any subtenants, occupants or licenses of the Real Estate or the Improvements, or against the purchaser under any coal lease, oil or gas lease, or any other mineral lease, timber deed, contract or other agreement in any way relating to the coal, oil, gas, Minerals or Timber, (including any payments received pursuant to Section 502(b) of the Bankruptcy Code or otherwise in connection with the commencement or continuance of any bankruptcy, reorganization, arrangement, insolvency, dissolution, receivership or similar proceedings or any assignment for the benefit of creditors in respect of any tenant or occupant of any portion of the Real Estate and all claims as a creditor in connection with any of the foregoing), all such moneys, rights and claims in this paragraph described being hereinafter referred to as the “Rents;” provided, however, so long as no Event of Default has occurred and is continuing under this Deed of Trust, the Grantor shall have the right under a license granted hereby (but limited as provided below) to collect, receive and retain the Rents, but no Rents shall be collected in advance of the due date thereof;

(d)           All accounts, general intangibles, payment intangibles, investment property, trade names, trademarks, commercial tort claims, letter of credit rights and proceeds, supporting obligations of every kind and nature, documents, contract rights, construction contracts, and instruments now owned or hereafter acquired by Grantor which relate to the Real Estate, the Leases, the Rents or the proceeds thereof, but not Grantor’s obligations thereunder, and all funds and deposit accounts and other accounts into which any funds of the Grantor are now or hereafter deposited to be held by or on behalf of Beneficiary;

(e)           All building materials, supplies and other property now or hereafter stored at or delivered to the Premises or the Improvements, and all fixtures, fittings, furnishings, apparatus, machinery, appliances, equipment, goods, inventory and all other articles of personal property of every nature whatsoever now or hereafter located in or on, or attached to, and used or intended to be used in the connection with the Real Estate or any of the Improvements, or in connection with any operations conducted or intended to be conducted on the Real Estate or with respect to the Improvements, including without limitation with respect to coal, oil, gas or mineral extraction, storage, processing or handling, Timber harvesting and management (collectively, the “Equipment”) (all of the Equipment, so far as permitted by law, shall be deemed to be fixtures and part of the Real Estate and of the Improvements), and any and all title information, opinions, reports, abstracts of title, plans, specifications, drawings, books, records and similar items relating to the Real Estate, the Improvements or the Equipment, the operation thereof, any rights thereto or any interest therein;

(f)           All proceeds, products, extensions, additions, improvements, betterments, renewals, reversions, substitutions, replacements, accessions, accretions and relictions of and to all or any part of the Real Estate, Minerals, Timber, Improvements or Equipment and on the other property referenced in these Granting Clauses or encumbered by this Deed of Trust, including, without limitation, all proceeds arising from the sale or other disposition thereof;

(g)           All right, title and interest of Grantor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to (1) all streets, roads, railroad rights of way, riparian rights and public places (whether open or proposed) adjoining or otherwise providing access to the Real Estate, (2) the Real Estate lying in the bed of such streets, roads, railroad rights of way and public places, and (3) all other sidewalks, alleys, ways, passages, vaults, water courses, strips and gores of Real Estate adjoining or used or intended to be used in connection with all or any part of the Real Estate, Minerals, Timber, Improvements or Equipment or appurtenances thereto;

(h)           All easements, rights-of-way, gores of land, ways, riparian rights and rights of use or passage (whether public or private), estates, interests, benefits, powers, rights (including, without limitation, any and all lateral support, drainage, slope, sewer, water, air, mineral, oil, gas and subsurface rights), privileges, claims, franchises, licenses, profits, rents, royalties, tenements, hereditaments, reversions, remainders and appurtenances of every nature whatsoever in any way now or hereafter belonging, relating or appertaining to all or any part of Real Estate, Minerals, Timber, Improvements or Equipment, whether legal or equitable (“Easements”);

(i)           All right, title and interest of Grantor (but not its obligations except as otherwise expressly agreed in writing by Beneficiary), whether now owned or hereafter acquired, in and to: (1) each and every policy of insurance now or hereafter in effect which insures the Collateral, or any part thereof, (2) any and all judgments, settlements, claims, awards, insurance proceeds and other proceeds and compensation, and interest thereon, now or hereafter made or payable in connection with any casualty or other damage to all or any part of the Real Estate, Minerals, Timber, Improvements or Equipment or
appurtenances thereto, or in connection with any condemnation proceedings affecting any such property or any taking under power of eminent domain (or any conveyance in lieu of or under threat of any such taking) of any such property or any rights thereto or any interest therein, including, without limitation, any and all compensation for change of grade of streets or any other injury to or decrease in the value of such property, (3) all inventory and any and all proceeds of any sales, assignments or other dispositions of any such property or any rights thereto or any interest therein (inventory shall mean and include, without limitation, all goods now owned or hereafter acquired and owned from time to time by Grantor which are held for sale or lease or are to be furnished under contracts of service and all goods, materials, raw materials, work in process, finished goods or materials used or consumed in the business of Grantor, which are products of or related to Timber or Minerals), (4) any credits, claims, rights or benefits arising from or related to the absorption of carbon dioxide by the trees and other organic plants growing on the Real Estate, carbon sequestration, carbon credits, carbon financial instruments or any other benefit by any other name or description, financial or otherwise related to the control or reduction of greenhouse gases, carbon dioxide or any other form of air or atmospheric quality incentives, (5) any and all proceeds of any other conversion (whether voluntary or involuntary) of any such property into cash or any liquidated claim; (6) any and all refunds or rebates of or with respect to any insurance premiums and real estate taxes, impositions or levies, and tax credits or benefits or deposits relating thereto, with respect to such property, and (7) all accounts, accounts receivable, option rights, contract rights, documents, commercial paper, notes, drafts, acceptances, instruments, chattel paper, general intangibles, trademarks, trade names and symbols, permits, licenses, approvals, bonuses, actions and rights in action arising from or relating to any such property (including, without limitation, all rights, benefits and privileges of Grantor under any and all Mineral leases and agreements and stumpage, cutting and Timber sale agreements, all contractual and other indemnities, assurances, guaranties and similar agreements, and all rights, benefits and privileges of Grantor in and to any and all contracts relating to operation, maintenance, management or security of any such property and those rights and reservations as set forth on Exhibit B attached hereto and incorporated herein by reference as the same affect the land described in said Exhibit B to the extent affecting the Real Estate), and (8) all investment property, relating to such property, whether now owned or hereafter acquired, including all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts;

(j)           All right, title and interest of Grantor (whether as seller, purchaser or otherwise), but not its obligations, in and to any and all agreements in the nature of options or for the sale or any other transfer of all or any part of the Collateral, together with any and all down payments, earnest money deposits and other sums paid or payable or deposited in connection therewith, and all rights which Grantor now has or may hereafter acquire to be indemnified and/or held harmless from any liability, loss, damage, cost or expense (including, without limitation, attorneys’ fees and disbursements) relating to the Real Estate or Collateral or any part thereof;

(k)           All rights and reservations held by Grantor and necessary to (i) manage, harvest, cut, remove and sell Timber and trees on the Premises, including rights necessary to permit the removal of same, including ingress and egress for such purposes, and the right to construct roads for such purposes, and (ii) to sell stumpage or cutting rights or standing Timber (and all rights necessary to permit the removal of same) to third parties (which Timber and trees and said rights of access, cutting, removal and road building are herein included in all references to the Premises), together with all rights therein as described in subsections (b), (c), (f), (g), (h) and (i) above;

(l)           All rights, hereditaments and appurtenances pertaining to the foregoing; and all other interests of every kind and character that Grantor now has or at any time hereafter acquires in and to the Premises, Improvements, Equipment or the Timber described herein and all property that is used or useful in connection therewith, including rights of ingress and egress and all reversionary rights or interests of Grantor with respect to such property;

(m)           And including all property and rights of the type and nature set forth above hereafter acquired by Grantor, relating to the Real Estate and any and all further or greater estate, right, title, interest, claim and demand of Grantor, of whatever character (whether vested or contingent and whether now owned or hereafter acquired), in and to any of the property described in the foregoing paragraphs or any rights or interests appurtenant thereto; and

(n)           All other Collateral defined in the Loan Agreement or in any other Loan Document now or hereafter signed by Grantor in favor of Beneficiary.

SUBJECT, HOWEVER, to the exceptions described in the Loan Agreement as Permitted Encumbrances.

All of the property described in the foregoing Granting Clauses is herein sometimes collectively referred to as the “Collateral.”  That portion of the Collateral which constitutes real property or fixtures is referred to as the “Real Property Collateral” and all other Collateral is referred to as the “UCC Collateral” or the “Code Collateral,” and Grantor does hereby grant, convey and pledge the Code Collateral to Beneficiary as security for the Obligations, as that term is hereinafter defined.  For purposes of the UCC Collateral, the name of the Debtor and the owner of the Real Estate is ORM Timber Operating Company II, LLC, a Delaware limited liability company, and the name of the Secured Party is Metropolitan Life Insurance Company, a New York corporation, each of which has an address as indicated in the introductory paragraph of this Deed of Trust.

TO HAVE AND TO HOLD the Real Property Collateral, together with the rights, privileges and appurtenances thereto belonging, unto Beneficiary and its successors and assigns, forever, and Grantor hereby binds itself and its heirs, executors, administrators, personal representatives, successors and assigns to warrant and forever defend the Real Property Collateral unto Beneficiary and its successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof, except those claiming under Permitted Encumbrances, and the Code Collateral, together with the rights, privileges and appurtenances thereto belonging, unto the Beneficiary and its successors and assigns, forever, and Grantor hereby binds itself and its heirs, executors, administrators, personal representatives, successors and assigns to warrant and forever defend the Code Collateral unto the Beneficiary, it successors and assigns, against the claim or claims of all persons claiming or to claim the same or any part thereof, except those claiming under Permitted Encumbrances.

1.      LOAN AGREEMENT; NOTE. This Deed of Trust is being executed pursuant to the terms of the Loan Agreement of even date herewith, between Grantor and Beneficiary (as amended, restated or supplemented from time to time, the “Loan Agreement”). Any capitalized terms used in this Deed of Trust and not otherwise defined shall have the meanings assigned in the Loan Agreement.  Pursuant to the Loan Agreement, Grantor is or hereafter shall be justly indebted in the original principal amount of Eleven Million and 00/100 US Dollars (US$11,000,000) (the “Loan”), as evidenced by a promissory note from Grantor to Beneficiary in the amount of $11,000,000 of even date herewith, bearing a fixed rate of interest as set forth therein, and all successive extensions and renewals of the indebtedness represented thereby (said note, as presently constituted and as it may hereafter be amended, extended, renewed or consolidated, together with any and all notes that may hereafter be given in substitution therefor, being hereinafter referred to as the “Note”).  The loan, if not sooner paid, is due and payable in full on September 1, 2020.

1.1      Obligations. This Deed of Trust is made for the following uses and purposes, and is given to secure and shall secure the prompt payment and performance of the following, which Grantor agrees to pay and perform (hereinafter sometimes referred to collectively as the “Obligations” or “Secured Obligations”):

1.1.1      Payment and performance of all of Grantor’s indebtedness and obligations pursuant to the Loan Agreement, including without limitation, payment of the principal indebtedness evidenced by the Note, together with interest thereon at the rate or rates specified in the Note, including without limitation interest at the Default Rate, as applicable, in accordance with the terms of the Note, and all premiums payable thereon and all other indebtedness evidenced by the Note, all of which indebtedness is payable in lawful money of the United States of America;

1.1.2      Any and all sums now or hereafter becoming due and payable by the Grantor to the Beneficiary under the terms of this Deed of Trust, including but not limited to advancements made by the Beneficiary pursuant to the terms and conditions of this Deed of Trust with interest as herein provided and any debt or obligation arising as a result of the breach of any warranty or representation set forth in this Deed of Trust;

1.1.3      All renewals and extensions of any or all of the obligations described in 1.1.1 and 1.1.2 above, whether or not any renewal or extension agreement is executed in connection therewith;

1.1.4      Performance and discharge of each and every obligation, promise and agreement of Grantor contained in this Deed of Trust, the Note, the Loan Agreement and in any and all assignments of rents and leases, security agreements, collateral assignments, cash collateral agreements, supplemental agreements and any and all other Loan Documents, other than any obligations evidenced by the Environmental Indemnity Agreement which are stated to be unsecured;

1.1.5      The Obligations as defined in the Loan Agreement, other than any obligations evidenced by the Environmental Indemnity Agreement which are stated to be unsecured; and

1.1.6      The payment of all future and additional indebtedness, direct or indirect, created after the date of this Deed of Trust, pursuant to the terms hereof or of the Loan Documents, which may be owing by Grantor to the holder of the Note at any time prior to the payment in full with interest of the Indebtedness or the foreclosure of this Deed of Trust therefor (the event occurring first to be controlling);

and also to secure the full and complete performance of each and every obligation, covenant, duty and agreement of the Grantor contained in this Deed of Trust.

1.2      Future Advances and Other Debts. It is expressly understood that this Deed of Trust is intended to and does secure, not only the indebtedness herein specifically mentioned, but also future advances and any and all other indebtedness and other obligations and liabilities, direct or contingent, of Grantor to said Beneficiary, whether now existing or hereafter arising, and any and all extensions, renewals and modifications of same, or any part thereof, at any time before actual cancellation of this instrument on the land records of the county or counties where the Collateral is located, and whether the same be evidenced by note, open account, assignment, endorsement, guaranty, pledge or otherwise (all of which future advances and other indebtedness shall be deemed to be included in the definition of “Obligations” and “Secured Obligations” hereunder).  Notwithstanding anything to the contrary set forth herein, this Deed of Trust does not secure the obligations of Grantor arising under the Environmental Indemnity Agreement.

2.      GRANTOR’S REPRESENTATIONS, COVENANTS AND WARRANTIES

Grantor represents, covenants and warrants to the Beneficiary that:

2.1      Valid Title, etc. The Grantor has good and marketable title and is lawfully seized of an indefeasible estate in fee simple in and to the Real Estate and other property set forth on Exhibit A, and good and marketable title to personal property in which a security interest is granted under the Loan Documents, subject to Permitted Encumbrances; provided, however, that Grantor’s interest in the Road Use Agreement described on Exhibit B is subject to the consent of the Bureau of Land Management under its customary assignment process, as more particularly provided in the Loan Agreement.  Grantor further has a good right to sell, convey, encumber and mortgage, grant a security interest in, and assign, the Collateral.  The Collateral is subject to no deeds of trust, mortgages, liens, encumbrances, assignments or security interests other than Permitted Encumbrances, and the Grantor will forever warrant and defend the title to the Collateral unto the Beneficiary against the claims of all persons whomsoever, except those claiming under Permitted Encumbrances.

2.2       Maintenance of Lien Priority. The Grantor shall take all steps necessary to preserve and protect the validity and priority of the perfected first lien on, security interests in, and assignments of, the Collateral created hereby (subject to the Permitted Encumbrances). The Grantor shall execute, acknowledge and deliver such additional instruments as the Beneficiary may deem necessary in order to preserve, protect, continue, extend or maintain the liens, security interests and assignments created hereby as a first lien on, security interests in, and assignments of, the Collateral, except as otherwise permitted under the terms of this Deed of Trust. All costs and expenses incurred in connection with the protection, preservation, maintaining of the liens, security interests and assignments hereby created, including without limitation costs, fees and expenses incurred in correcting, reforming or altering this Deed of Trust, shall be paid by the Grantor.

2.3      Representations and Warranties Specifically Relating to Rents and Leases.  Except for any Permitted Encumbrances:

2.3.1      The Grantor has good title to the Rents and Leases here assigned and good right to assign the same, and no other person, corporation or entity has any right, title or interest therein.

2.3.2      The Grantor has duly and punctually performed all and singular the terms, covenants, conditions and warranties of the Leases on the Grantor’s part to be kept, observed and performed.

2.3.3      The Grantor has not previously sold, assigned, transferred, mortgaged or pledged the Leases or the Rents, whether now or hereafter to become due.  No Rents due for any period subsequent to the month next succeeding the date of this Deed of Trust have been collected, and no payment of any of the Rents has otherwise been anticipated, waived, released, discounted, set off or otherwise discharged or compromised except in the ordinary course of the Grantor’s business.

2.3.4      The Grantor has not paid any funds to any lessor in excess of one month’s rent for which credit has not already been made on account of accrued rents.

2.3.5      To the best of the Grantor’s knowledge, the lessors under the Leases are not in default under any of the terms thereof.

2.4      Hazardous Substances. With respect to Hazardous Substances (as such term is defined in the Loan Agreement), the Grantor represents, agrees and warrants as follows:

2.4.1      The Grantor has not caused or permitted any Hazardous Substance to be placed, held, located or disposed of on, under or at the Real Estate or any part thereof, nor, to the best of Grantor’s knowledge following diligent inquiry, and except as disclosed in the Phase I Report (defined in the Loan Agreement), has the Real Estate or any part thereof ever been used as a dump site or storage site (whether permanent or temporary) for any Hazardous Substance;

2.4.2      The Grantor hereby agrees to indemnify the Beneficiary and hold the Beneficiary harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against the Beneficiary for, with respect to, or as a direct or indirect result of, the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, or release from, the Collateral of any Hazardous Substance, including, without limitation, any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Protection Law (as such term is defined in the Loan Agreement), regardless of whether or not caused by, or within the control of, the Grantor.

2.4.3      If the Grantor receives any notice of (i) the happening of any event involving the use, spill, discharge or cleanup of any Hazardous Substance (a “Hazardous Discharge”) affecting the Grantor or the Real Estate or (ii) any complaint, order, citation or notice with regard to air emissions, water discharges, noise emissions or any other environmental, health or safety matter affecting the Grantor or the Collateral (an “Environmental Complaint”) from any person or entity, including, without limitation, the United States Environmental Protection Agency (“EPA”), then the Grantor will give, within seven (7) business days, oral and written notice of same to the Beneficiary.

2.4.4      Upon the request of Beneficiary, Grantor agrees to provide Beneficiary with copies of all emergency and hazardous chemical inventory forms (hereinafter “Notices”) given by Grantor to any Governmental Authority as required pursuant to the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C., Section 11001 et seq.  Copies of such Notices shall be sent to Beneficiary concurrently with their being mailed to any such Governmental Authority.

2.4.5      Grantor, promptly upon any request of Beneficiary, given from time to time during the existence of an Event of Default or upon a Hazardous Discharge or Environmental Complaint or upon the reasonable determination of Beneficiary that Hazardous Substances are present on the Real Estate, shall provide Beneficiary with an environmental site assessment or environmental audit report, or an update of such an assessment or report, including the results of any additional testing recommended by an environmental professional or determined to be necessary by Beneficiary based upon such audits or reports, all in scope, form, content, and prepared and certified by an environmental professional satisfactory to Beneficiary at Grantor’s expense.  In the event Grantor shall fail to so provide any such assessment, audit or update or shall fail to remove or remediate any Hazardous Substances required to be removed or remediated under any Environmental Protection Law, Grantor grants Beneficiary and its employees and agents an irrevocable and non-exclusive license, subject to the rights of tenants, to enter the Collateral to conduct testing and to remove or remediate such Hazardous Substances, and the costs of such testing and removal shall immediately be due and payable by the Grantor upon demand by Beneficiary together with interest at the Default Rate and shall be secured by this Deed of Trust.

2.4.6      Grantor covenants and agrees that it shall comply with all Environmental Protection Laws which are applicable to the Collateral, and it shall not permit (A) the Collateral to be used for a mine, a landfill, a dump, or other disposal facility, (B) any underground storage tanks of any kind or character, whether empty or containing substances of any nature to be located on the Collateral, (C) the location, production, treatment, transportation, incorporation, discharge, emission, release, deposit or disposal of any Hazardous Substances in violation of any Environmental Protection Law in, upon, under, over or from the Collateral, or (D) any Hazardous Substances to be located, produced, treated, transported, incorporated, discharged, emitted, released, deposited, disposed of on the Collateral or to escape therein, thereupon, thereunder, thereover or therefrom in violation of any Environmental Laws.

2.4.7      Grantor’s liability under this Section 2.4 shall not terminate until the earlier of (i) the sale of the Real Estate pursuant to the enforcement of the lien of this Deed of Trust, the proceeds of which are applied to the indebtedness secured hereby, or (ii) the payment in full of the indebtedness.  This Deed of Trust does not secure any of the obligations stated to be unsecured in the Environmental Indemnity Agreements, including those obligations arising following the enforcement of this Deed of Trust; provided, however that all losses, damages and costs incurred by Lender prior to such foreclosure as a result of a breach of this Section 2.4 shall be secured hereunder.

2.5      Commercial Purpose.  This Trust Deed is a commercial trust deed and is not a residential trust deed, as the phrase “residential trust deed” is defined in ORS 86.705, and the provisions of ORS 86.705 through 86.795 applicable to the foreclosure of commercial trust deeds shall apply to this Trust Deed at the option of Beneficiary.  Trustor warrants that the loans secured hereby are for commercial purposes and are not for residential, household, personal or consumer purposes.

3.      COVENANTS AND AGREEMENTS OF GRANTOR

The Grantor covenants and agrees that, until the Obligations are paid in full and this Deed of Trust is satisfied in writing by the Beneficiary:

3.1      Payment of Taxes and Other Assessments. The Grantor will pay or cause to be paid all taxes, assessments and other governmental, municipal or other public dues, charges, fines or impositions imposed or levied upon the Collateral or on the interests created by this Deed of Trust or with respect to the filing of this Deed of Trust, and any tax or excise on Grantor’s rents or other tax, however described, assessed or levied by any state, federal or local taxing authority as a substitute, in whole or in part, for taxes assessed or imposed on the Collateral, including, without limitation, timber, coal or mineral severance taxes, taxes on the value of unmined or unextracted coal, oil, gas or other minerals, or any other taxes related to mining, drilling, extracting, producing, transporting, storing or processing coal, oil, gas or other minerals, or any royalty interest therein, and all excise, privilege or license taxes that may be levied against or upon coal, oil, gas or other minerals located on or produced from the Real Estate, or on the lien and other interests created by this Deed of Trust, and the Grantor will deliver receipts therefor or other evidence of payment in accordance with the Loan Agreement.  The Grantor may, at the Grantor’s own expense, in good faith contest any such taxes, assessments and other governmental charges and, in the event of any such contest, may permit the taxes, assessments or other governmental charges so contested to remain unpaid during the period of such contest and any appeal therefrom, provided that during such period Grantor shall be in compliance with the Loan Agreement.  If any tax or assessment (other than state and federal income taxes) is levied, assessed or imposed by any Governmental Authority on the Deed of Trust as a legal holder of the Note, any interest in this Deed of Trust or any of the other Loan Documents, then unless all such taxes and assessments are paid by the Grantor as they become due and payable, but in any case before they become delinquent (and in the opinion of counsel for the Beneficiary, such payment by Grantor is lawful and does not place the Beneficiary in violation of any law, or subject Beneficiary to any penalty), the Beneficiary may, at its option, declare an Event of Default under this Deed of Trust, subject to the terms of the Loan Agreement.

3.2      Insurance.The Grantor shall keep or cause to be kept insurance with respect to the Collateral in accordance with the Loan Agreement.  The following notice is provided pursuant to ORS 746.201(1):

WARNING:

Unless Grantor provides Beneficiary with evidence of the insurance coverage required by the Note, Beneficiary may purchase insurance at Grantor’s expense to protect Beneficiary’s interest. This insurance may, but need not, also protect Grantor’s interest. If the Trust Property becomes damaged, the coverage Beneficiary purchases may not pay any claim Grantor makes or any claim made against Grantor. Grantor may later cancel this coverage by providing evidence that Grantor has obtained property coverage elsewhere.

Grantor is responsible for the cost of any insurance purchased by Beneficiary. The cost of this insurance may be added to Grantor’s loan balance. If the cost is added to Grantor’s loan balance, the interest rate on the underlying loan will apply to this added amount. The effective date of coverage may be the date Grantor’s prior coverage lapsed or the date Grantor failed to provide proof of coverage.

The coverage Beneficiary purchases may be considerably more expensive than insurance Grantor can obtain on its own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

3.3      Compliance with Law.The Grantor shall comply with all applicable laws, ordinances, regulations, covenants, conditions and restrictions affecting the Collateral, and shall obtain any and all licenses, permits, franchises or other governmental authorizations necessary to the ownership of the Collateral or the conduct of its business, and Grantor shall not suffer nor permit any act to be done in or upon the Collateral in violation thereof.

3.4      Waste, Demolition, Alteration or Replacement and Preservation and Use of Collateral.The Grantor shall cause the Collateral and every part thereof to be maintained, preserved and kept in safe and good repair, working order and condition, normal wear and tear excepted (subject to damage by casualties) shall not commit or permit waste thereon, shall not remove, demolish or alter the design or structural character of any building now or hereafter erected on the Real Estate without the express prior written consent of the Beneficiary, shall manage and conserve all coal, oil, gas and minerals and Timber located on the Real Estate in accordance with sound and prudent management practices, shall not remove or authorize the cutting or removal of any of the Timber on the Real Estate, other than in accordance with and pursuant to the Loan Agreement and the relevant provisions of this Deed of Trust, not do or permit any act to be done that would result in the creation of a lien, other than Permitted Encumbrances, upon the Collateral or any portion thereof, shall comply with all laws and regulations of any Governmental Authority with reference thereto and the manner and use of the same, and shall from time to time make all necessary and proper repairs, renewals, additions and restorations thereto so that the value and efficient use thereof shall be fully preserved and maintained.  The Grantor agrees not to remove any of the fixtures or personal property included in the Collateral without the express prior written consent of the Beneficiary and unless the same is immediately replaced with like property of at least equal value and utility, other than the severance of Timber in accordance with the Loan Agreement.  Upon any material failure to maintain the Collateral in accordance with the provisions of the Loan Agreement and this Deed of Trust, and after notice to Grantor of such failure, which is not cured by Grantor within thirty (30) days of receipt of such notice, Beneficiary, at its option, may cause reasonable repair and maintenance work to be performed at the cost of Grantor.

3.5      Protection of Security.Beneficiary may appear in and defend any action or proceeding purporting to affect the security hereof and may bring any action or proceeding, in its own name or in the name of and on behalf of Grantor, which Beneficiary shall decide should be brought to protect its interests in the Collateral, including, without limitation, any material title defect or claim.

3.6      Timber Management and Harvest Provisions. Grantor shall comply with all of the covenants and restrictions regarding the management and harvesting of Timber and the management, extraction, processing and handling of coal, oil, gas or other minerals located on the Collateral in accordance with the terms and conditions of the Loan Agreement.

3.7      Assignment of Rents and Profits.

3.7.1      Grantor does hereby absolutely and unconditionally assign to Beneficiary all of its right, title and interest in all Leases and Rents and all proceeds from the sale, cancellation, surrender or other disposition of the Leases, it being intended by Grantor that this assignment constitutes a present, absolute assignment and not an assignment for additional security only.  Such assignment to Beneficiary shall not be construed to bind Beneficiary to the performance of any of the covenants, conditions or provisions contained in any such Lease or otherwise to impose any obligation upon Beneficiary.   Grantor agrees to execute and deliver to Beneficiary such additional instruments in form and substance satisfactory to Beneficiary, as may hereafter be reasonably requested by Beneficiary to further evidence and confirm such assignment.  Nevertheless, subject to the terms of this Section, Beneficiary grants to Grantor a revocable license to collect the Rents.  Upon the occurrence of an Event of Default, the license granted to Grantor herein shall be automatically revoked and Beneficiary shall immediately be entitled to receive all Rents, whether or not Beneficiary enters upon or takes control of the Collateral.  Beneficiary is hereby granted and assigned by Grantor the right, at its option, upon the revocation of the license granted herein to enter upon the Collateral in person, by agent or by court-appointed receiver to collect the Rents and to take any other action permitted by law to collect the Rents.  Any Rents collected after the revocation of the license herein granted may be applied toward payment of the Obligations in such priority and proportion as Beneficiary, acting reasonably, shall deem proper.  Delivery of written notice of Beneficiary’s exercise of the rights granted herein to any tenant or other contract party under a Lease shall be sufficient to require said tenant or other contract party to pay all Rent to Beneficiary until further notice, and upon such payment any such tenant or other contract party shall be relieved of all duty, liability or obligation to Grantor in respect of all payments so made.  It is further the intent of Grantor and Beneficiary that the Rents hereby absolutely assigned are no longer, during the term of this Deed of Trust, property of Grantor or property of any estate of Grantor as defined in Section 541 of the Bankruptcy Code and shall not constitute collateral, cash or otherwise, of Grantor. The term “Rents” as used herein shall mean the gross rents without deduction or offsets of any kind.

3.7.2      All Leases executed after the date of this Deed of Trust, except as provided in the Loan Agreement, shall provide that they are subordinate to this Deed of Trust and that the lessee or other contract party agrees to attorn to Beneficiary; provided, however, that nothing herein shall affect Beneficiary’s right to designate from time to time any one or more Leases as being superior to this Deed of Trust and Grantor shall execute and deliver to Beneficiary and shall cause to be executed and delivered to Beneficiary from each tenant or other contract party under such Lease any instrument or agreement as Beneficiary may deem necessary to make such Lease superior to this Deed of Trust.

3.7.3      Grantor shall not, without the prior written consent of Beneficiary, enter into any Lease for all or any significant portion of the Real Estate other than leases, contracts or licenses permitted under the Loan Agreement.

3.7.4      With respect to any Lease (other than as provided in the Loan Agreement), (x) Grantor shall not, without the prior consent of Beneficiary, which shall not be unreasonably withheld, (i) alter or change the terms of any such Lease or cancel or terminate, abridge or otherwise modify the terms of any such Lease, (ii) consent to any assignment of or subletting under any such Lease (except where consent may be required under the terms of the Lease), (iii) cancel, terminate, abridge or otherwise modify any guaranty of any such Lease or the terms thereof, or (iv) collect or accept prepayments of installments of Rents in advance of the due date thereof, and (y) Grantor shall not, without the prior consent of Beneficiary, further assign the whole or any part of any such Lease or the Rents therefrom.

3.7.5      With respect to each Lease (other than as provided in the Loan Agreement), Grantor shall (i) observe and perform each and every provision thereof on the lessor’s part to be fulfilled or performed under each Lease and not do or permit to be done anything to impair the value of the Lease as security for the Loan, including surrender or voluntary termination of any Lease, (ii) promptly send to Beneficiary copies of all notices of default which Grantor shall send or receive thereunder, (iii) enforce all of the terms, covenants and conditions contained in such Lease upon the lessee’s or other contract party’s part to be performed, short of termination thereof, (iv) execute and deliver, at the request of Beneficiary, all such further assurances, confirmations and assignments in connection with the Collateral as Beneficiary shall, from time to time, require and (v) upon request, furnish Beneficiary with executed copies of all Leases.  Grantor shall from time to time upon request of Beneficiary, deliver to Beneficiary a Rent Roll showing all leases and licenses, with terms, rent, tenant information and other information required by Beneficiary and certified as true and correct by Grantor.

3.7.6      Grantor hereby indemnifies and holds Beneficiary harmless from and against any all liability, loss, cost, damage, or expense which Beneficiary may incur by reason of this assignment of rents and leases, or for any action taken by Beneficiary hereunder, or by reason or in defense of any and all claims and demands whatsoever which may be asserted against Beneficiary arising out of the leases or with respect to the rents regardless of whether the claims or causes of action of whatever nature are founded in whole or in part upon the negligence (either act or omission) of Beneficiary except to the extent they arise out of the gross negligence or willful misconduct of Beneficiary.  In the event Beneficiary incurs any such liability, loss, cost, damage, or expense, the amount thereof, together with all reasonable attorneys’ fees will be payable by Grantor immediately without demand and will be deemed a part of the obligations secured hereby.

3.7.7      Beneficiary’s acceptance of this assignment shall not, prior to entry upon and taking possession of the Collateral by Beneficiary, be deemed to constitute Beneficiary a “mortgagee in possession,” nor obligate Beneficiary to appear in or defend any proceeding relating to any of the Leases or to the Collateral, take any action hereunder, expend any money, incur any expenses, or perform any obligation or liability under the Leases, or assume any obligation for any deposits delivered to Grantor by any lessee and not delivered to Beneficiary.  Beneficiary shall not be liable for any injury or damage to person or property in or about the Collateral.

3.7.8      Upon the occurrence of an Event of Default, Grantor hereby authorizes and directs the tenants under the Leases to pay Rents to Beneficiary upon written demand by Beneficiary, without further consent of Grantor and regardless of whether Beneficiary has taken possession of any other portion of the Collateral, and the tenants may rely upon any written statement delivered by Beneficiary to the tenants.  Any such payment to Beneficiary shall constitute payment to Grantor under the Leases, and Grantor hereby appoints Beneficiary as Grantor’s lawful attorney-in-fact for giving, and is hereby empowered to give, acquittances to any tenants for such payments to Beneficiary after an Event of Default.

3.8      Transfer or Further Encumbrance of the Collateral.

3.8.1      Grantor acknowledges that Beneficiary has examined and relied on the creditworthiness and experience of Grantor and its constituent members and manager in owning and operating properties such as the Collateral in agreeing to make the Loan, and that Beneficiary will continue to rely on Grantor’s ownership of the Collateral as a means of maintaining the value of the Collateral as security for repayment of the Secured Obligations.  Grantor acknowledges that Beneficiary has a valid interest in maintaining the value of the Collateral so as to ensure that, should Grantor default in the repayment of the Obligations, Beneficiary can recover the Obligations by a sale of the Collateral.  Grantor shall not, without the prior written consent of Beneficiary, or in accordance with the Loan Agreement, sell, convey, alienate, mortgage, encumber, pledge or otherwise transfer the Collateral or any part thereof, or permit or suffer the Collateral or any part thereof to be sold, conveyed, alienated, mortgaged, encumbered, pledged or otherwise transferred.  Beneficiary’s consent shall be within its sole and absolute discretion, and Beneficiary specifically reserves the right to condition its consent upon (by way of illustration but not by way of limitation) its approval of the financial and/or management ability of the purchaser, transferee, lessee, pledgee or assignee, upon an agreement to increase the interest rate of the Note to Beneficiary’s then current interest rate for similarly situated properties, upon the assumption of the Obligations and liabilities of the Note, this Deed of Trust and any or all of the other Loan Documents by the purchaser, transferee, lessee, pledgee or assignee, upon the receipt of guarantees of the Obligations satisfactory to Beneficiary and/or additional collateral satisfactory to Beneficiary and upon payment to Beneficiary of a reasonable assumption fee.

3.8.2      A sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Collateral within the meaning of this Section shall be deemed to include (i) an installment sales agreement wherein Grantor agrees to sell the Collateral or any part thereof for a price to be paid in installments, (ii) an agreement by Grantor leasing all or a substantial part of the Collateral or a sale, assignment or other transfer of, or the grant of a security interest in, Grantor’s right, title and interest in and to any Leases or any Rents, or (iii) the voluntary or involuntary sale, conveyance, encumbrance, pledge, hypothecation, dilution or transfer of ownership or beneficial interest in Grantor, or a change in management or control of Grantor that is not permitted under the Loan Agreement.

3.8.3      Beneficiary shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Secured Obligations immediately due and payable upon Grantor’s sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Collateral without Beneficiary’s consent.  This provision shall apply to every sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Collateral regardless of whether voluntary or not, or whether or not Beneficiary has consented to any previous sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Collateral.  Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Collateral made in contravention of this Section shall constitute an Event of Default and, at the option of Beneficiary, shall be null and void and of no force and effect.

3.8.4      Grantor agrees to bear and shall pay or reimburse Beneficiary on demand for all reasonable expenses (including, without limitation, reasonable attorneys’ fees and disbursements, title search costs and title insurance endorsement premiums) incurred by Beneficiary in connection with the review, approval and documentation of any such sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer.

3.8.5       Any purchaser, transferee or future ground lessee of a substantial portion of the Collateral pledged and assigned herein shall be deemed to have assumed and agreed to pay the Secured Obligations and to have assumed and agreed to be bound by and to keep, observe, perform and comply with all covenants, agreements, conditions and provisions of this Deed of Trust (including, without limitation, the terms of this Section) unless Beneficiary specifically agrees in writing to the contrary.  Without limiting the generality of the foregoing, each such purchaser, transferee, lessee, pledgee and assignee shall be deemed to have made and agreed to each waiver, consent, authorization, direction and appointment made by or agreed to by Grantor under this Deed of Trust.  Grantor agrees that, in the event ownership of all or any part of the Collateral becomes vested in a person other than Grantor, Beneficiary may, without notice to Grantor, deal in any way with such successor or successors in interest with reference to this Deed of Trust, the other Loan Documents and the Obligations, without in any way vitiating or discharging Grantor’s liability with respect thereto.  Any such purchaser, transferee, lessee, pledgee or assignee shall confirm the above in writing at the request of Beneficiary and shall furnish any other performance or documentation required by Beneficiary.  No sale, conveyance, transfer, pledge, encumbrance, assignment or lease referred to in the immediately preceding Section, and no forbearance, extension or assumption by or to any person with respect to the Obligations or any of the Loan Documents, shall operate to release, discharge, modify, change or affect the liability of Grantor, either in whole or in part, unless Beneficiary specifically agrees in writing to the contrary.

3.8.6      Sale of Timber of Grantor pursuant to Section 7.7 shall not be within the scope of this Section 3.8.

3.9      Inspection. Grantor agrees that Beneficiary and/or its agents and independent contractors, shall have the right to the extent permitted hereunder to enter the Collateral at reasonable times and intervals, to inspect and test the Collateral, for the purpose of determining whether Grantor is in compliance with the provisions of this Deed of Trust and the other Loan Documents.  Any reasonable costs or expenses incurred in connection with this inspection shall be borne by Grantor.

3.10      Security Agreement, Financing Statements and Fixture Filing.

3.10.1      Security Agreement.  This Deed of Trust is a real property deed of trust and a “security agreement” within the meaning of the Oregon Uniform Commercial Code–Secured Transactions in ORS Chapter 79 governing this transaction (the “Code”).  The Collateral includes both real and personal property, including timber to be cut, as-extracted collateral and goods, including goods which are or are to become fixtures, and all other rights and interests, whether tangible or intangible in nature, of Grantor in the Collateral.  Grantor, by executing and delivering this Deed of Trust, grants to Beneficiary, as security for the Obligations, a security interest in and lien upon the Code Collateral and in all other Collateral to the full extent that the Code Collateral and such other Collateral may be subject to the Code.  Beneficiary, by accepting this Deed of Trust, agrees to and enters into this Security Agreement.  Grantor authorizes Beneficiary to prepare and file such financing statements and further assurances as Beneficiary may, from time to time, deem necessary in order to create, perfect, and preserve the security interest(s) and lien(s) granted in this Section.  This Deed of Trust shall also constitute a financing statement covering goods and inventory, including goods that are to become fixtures and a financing statement covering timber to be cut and as-extracted collateral, for the purposes of the Code.  Information concerning the security interest(s) herein granted in the Code Collateral may be obtained from Beneficiary upon request at the address given herein.  The mailing address of the Grantor, as debtor, and the Beneficiary as secured party, are as stated in the opening paragraph hereof.  Proceeds and products of the portion of the Collateral constituting fixtures or timber are also covered by the security interest granted hereby.

3.10.2      Grantor’s Status.  The Grantor has made certain representations to the Beneficiary in the Loan Agreement regarding information necessary to assure compliance with the Code and Grantor represents and warrants to the Beneficiary that all such information pertaining to the Grantor is accurate and complete in all material respects.  The Grantor covenants with the Beneficiary as follows: (a) without providing at least 30 days prior written notice to the Beneficiary, the Grantor will not change its name, its place of business or, if more than one, chief executive office or principal place of business, its mailing address or organizational identification number if it has one and (b) the Grantor will not change its type of organization, jurisdiction or organization or other legal structure.

3.10.3      Other Actions.  Further to insure the attachment, perfection and first priority of, and the ability of the Beneficiary to enforce, the Beneficiary’s security interest in the Collateral, the Grantor agrees, in each case at the Grantor’s own expense, to take the following actions with respect to the following types of property which may be acquired by Grantor and which constitute Collateral hereunder.

(a)      If the Grantor shall at any time hold or acquire any promissory notes or tangible chattel paper, the Grantor shall forthwith endorse, assign and deliver the same to the Beneficiary, accompanied by such instruments of transfer or assignment duly executed in blank as the Beneficiary may from time to time specify.

(b)      For each deposit account that the Grantor at any time opens or maintains, the Grantor shall, at the Beneficiary’s request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Beneficiary, either (a) cause the depositary bank to agree to comply at any time with instructions from the Beneficiary to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of the Grantor, or (b) arrange for the Beneficiary to become the customer of the depositary bank with respect to the deposit account, with the Grantor being permitted only with the consent of the Beneficiary to exercise rights to withdraw funds from such deposit account.

(c)      If the Grantor shall at any time hold or acquire any certificated securities, the Grantor shall forthwith endorse, assign and deliver the same to the Beneficiary, accompanied by such instruments of transfer or assignment duly executed in blank as the Beneficiary may from time to time specify.  If any securities now or hereafter acquired by the Grantor are uncertificated and are issued to the Grantor or its nominee directly by the issuer thereof, the Grantor shall immediately notify the Beneficiary thereof and, at the Beneficiary’s request and option, pursuant to an agreement in form and substance satisfactory to the Beneficiary, either (a) cause the issuer to agree to comply with instructions from the Beneficiary as to such securities, without further consent of the Grantor or such nominee, or (b) arrange for the Beneficiary to become the registered owner of the securities.  If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by the Grantor are held by the Grantor or its nominee through a securities intermediary or commodity intermediary, the Grantor shall immediately notify the Beneficiary thereof and, at the Beneficiary’s request and option, pursuant to an agreement in form and substance satisfactory to the Beneficiary, either (i) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Beneficiary to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Beneficiary to such commodity intermediary, in each case without further consent of the Grantor or such nominee, or (ii) in the case of financial assets or other investment property held through a securities intermediary, arrange for the Beneficiary to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Beneficiary, to exercise rights to withdraw or otherwise deal with such investment property.

(d)      If any Code Collateral is at any time in the possession of a bailee, the Grantor shall promptly notify the Beneficiary thereof and, if requested by the Beneficiary, shall promptly obtain an acknowledgement from the bailee, in form and substance satisfactory to the Beneficiary, that the bailee holds such Collateral for the benefit of the Beneficiary and shall act upon the instructions of the Beneficiary, without the further consent of the Grantor.

(e)      If the Grantor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in Section 201 of the federal Electronic Signatures in Global and National Commerce Act, or in § 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor shall promptly notify the Beneficiary thereof and, at the request of the Beneficiary, shall take such action as the Beneficiary may reasonably request to vest in the Beneficiary control, under § 9-105 of the Uniform Commercial Code, of such electronic chattel paper or control under Section 201 of the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, § 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.

(f)      If the Grantor is at any time a beneficiary under a letter of credit now or hereafter issued in favor of the Grantor, the Grantor shall promptly notify the Beneficiary thereof and, at the request and option of the Beneficiary, the Grantor shall, pursuant to an agreement in form and substance satisfactory to the Beneficiary, either (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Beneficiary of the proceeds of any drawing under the letter of credit or (ii) arrange for the Beneficiary to become the transferee beneficiary of the letter of credit, with the Beneficiary agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be applied in accordance with the Loan Agreement.

(g)      If the Grantor shall at any time hold or acquire a commercial tort claim with respect to the Collateral, the Grantor shall immediately notify the Beneficiary in a writing signed by the Grantor of the brief details thereof and grant to the Beneficiary in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Beneficiary.

(h)      The Grantor further agrees to take any other action reasonably requested by the Beneficiary to insure the attachment, perfection and first priority of, and the ability of the Beneficiary to enforce, the Beneficiary’s security interest in any and all of the Collateral including, without limitation, (i) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code, to the extent, if any, that the Grantor’s signature thereon is required therefor, (ii) causing the Beneficiary’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Beneficiary to enforce, the Beneficiary’s security interest in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Beneficiary to enforce, the Beneficiary’s security interest in such Collateral, (iv) obtaining governmental and other third party consents and approvals, including without limitation any consent of any licensor, lessor or other person obligated on Collateral, (v) obtaining waivers from Beneficiaries and landlords in form and substance satisfactory to the Beneficiary, and (vi) taking all actions required by any earlier versions of the Uniform Commercial Code or by other law, as applicable in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction.

(i)      The Beneficiary agrees with the Grantor that the Beneficiary shall not give any such instructions or take any of the actions set forth in clauses (a) through (f), unless an Event of Default has occurred and is continuing, or, after any distribution of any such asset withdrawal not otherwise permitted by the Loan Documents occurs.

(j)      The provisions of this paragraph shall not apply to deposit accounts specially and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Grantor’s salaried employees.

3.10.4      Remedies.  If an Event of Default shall occur Beneficiary, in addition to any other rights and remedies which it may have, including, without limitation, all rights and remedies with respect to the Code Collateral under the foreclosure or non-judicial foreclosure procedures of this Deed of Trust in lieu of proceeding under the Code, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Code, including, without limiting the generality of the foregoing, the right to take possession of the Code Collateral or any part thereof, and to take such other measures as Beneficiary may deem necessary for the care, protection and preservation of the Code Collateral.  Upon request or demand of Beneficiary, to the extent reasonably practicable, Grantor shall at its expense assemble the Collateral and make it available to Beneficiary at a convenient place acceptable to Beneficiary. Grantor shall pay to Beneficiary on demand any and all reasonable expenses, including reasonable legal expenses and outside attorneys’ fees and disbursements, incurred or paid by Beneficiary in protecting its interest in the Code Collateral and in enforcing its rights hereunder with respect to the Code Collateral.  Any notice of sale, disposition or other intended action by Beneficiary with respect to the Code Collateral sent to Grantor in accordance with the provisions hereof at least ten (10) days prior to such sale, disposition or action shall constitute reasonable notice to Grantor.  The proceeds of any disposition of the Code Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Obligations in such priority and proportions as Beneficiary in its discretion shall deem proper.

3.10.5      Filing.  The Grantor hereby irrevocably authorizes the Beneficiary at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral as being assets of the Grantor or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the Uniform Commercial Code of such jurisdiction, or with greater detail, and (b) contain any other information required by part 5 of Article 9 of the Uniform Commercial Code of the state where this Deed of Trust is recorded for the sufficiency or filing office acceptance of any financing statement or amendment, including (i) whether the Grantor is an organization, the type of organization and any organization identification number issued to the Grantor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Collateral relates.  The Grantor agrees to furnish any such information to the Beneficiary promptly upon request.  The Grantor also ratifies its authorization for the Beneficiary to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.  Grantor shall promptly execute, file and record, at its sole cost and expense, such Code forms as are necessary to maintain the validity and priority of the lien of Beneficiary upon and security interest in the Code Collateral.  In addition, Grantor shall promptly execute, file and record such additional Code forms or continuation statements and further assurances as Beneficiary shall deem necessary and shall pay all expenses and fees in connection with the filing and recording thereof, provided that no such additional documents shall increase the Obligations of Grantor under the Note, this Deed of Trust or the other Loan Documents.  In addition, in the event Grantor shall acquire motor vehicles or rolling stock that are to comprise part of the Collateral, Grantor shall promptly provide Beneficiary upon request with vehicle identification numbers and, if applicable, certificates or other evidence of title with respect thereto, and shall take such action as may be necessary to create and perfect Beneficiary’s lien and security interest therein.  Grantor hereby grants to Beneficiary an irrevocable power of attorney, coupled with an interest, to file with the appropriate public office on its behalf any financing or other statements signed only by Beneficiary, as secured party, in connection with the Code Collateral covered by this Deed of Trust.

3.10.6      Certain Representations, Warranties and Covenants.  The Grantor has made certain representations, including but not limited to the following information and covenants, to the Beneficiary in the Loan Agreement regarding information necessary to assure compliance with the Code and Grantor represents and warrants to the Beneficiary that all such information pertaining to the Grantor is accurate and complete in all respects.

(a)      The address of Grantor’s chief executive office and principal place of business is 19425 Tenth Avenue NE, Poulsbo, Washington 98370, and the location of Grantor under the Code is the State of Delaware.

(b)      With the exception of inventory in transit, all tangible (corporeal) assets comprising the Code Collateral are situate on the Real Estate.

(c)      Grantor shall prevent any Code Collateral from being or becoming an accession to any property not subject to security interests created by this Deed of Trust.

(d)      From time to time hereafter at the request of Beneficiary, Grantor shall deliver to Beneficiary up to date schedules of any items of Code Collateral.

3.10.7      Description of Collateral.  For avoidance of doubt it is expressly understood and agreed that any terms included in the description of Collateral shall refer to any definitions thereof in the Code, as the same may be revised from time to time, it being the intention of the parties hereto that the description of Collateral set forth herein be construed to include the broadest possible range of property and assets.

3.11      Personal Property. Except as permitted by the Loan Agreement and the other Loan Documents, that portion of the Collateral consisting of personal property and equipment, shall be owned by Grantor and shall not be the subject matter of any capital lease or other transaction whereby the ownership or any beneficial interest in any of such property is held by any person or entity other than Grantor nor shall Grantor create or suffer to be created any security interest, other than a Permitted Encumbrance, covering any such Collateral as it may from time to time be replaced, other than the security interest created herein.

3.12      Subrogation. To the extent permitted by law and the provisions of the Loan Agreement, Beneficiary shall be subrogated, notwithstanding their release of record, to any construction or mechanic’s or vendor’s lien or liens, superior titles, mortgages, deeds of trust, liens, encumbrances, rights, equities, and charges of all kinds heretofore or hereafter existing on the Real Estate to the extent that the same are paid or discharged by Beneficiary whether or not from the proceeds of the Note; provided, however, this Section shall not be deemed or construed to obligate Beneficiary to pay or discharge the same.

4.      DEFAULT AND REMEDIES.

4.1      Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default:”

4.1.1      (i) Failure to make payment of any scheduled installment of interest or principal under the Note on or before the date which is four (4) days after the due date (ii) failure to make payment of any partial prepayment of principal under the Note and any premium thereon on or before the date due, or (iii) failure to make payment of the entire indebtedness under the Note and any premiums thereon on or before the applicable maturity or due date;

4.1.2      Grantor shall fail to make payment on or before the due date of any other amount payable to Beneficiary hereunder or under the Note, the Loan Agreement or any other Loan Document (after any applicable grace or notice period, or if no grace or notice period is specified, within ten (10) days of written notice thereof), or Grantor shall be in default of payment in respect of any Taxes or Other Charges (except to the extent contested in accordance herewith and with the Loan Agreement) or with respect to any insurance premiums or payments;

4.1.3      Any warranty, representation, certificate, schedule or other statement or written information made or furnished to Beneficiary in writing by or on behalf of Grantor or any other party under the Loan in any instrument delivered in connection with the Loan was false or misleading in any material respect when made or furnished;

4.1.4      Grantor fails or neglects to perform, keep or observe any other term, provision, condition or covenant contained in this Deed of Trust which is required to be performed, kept or observed by Grantor (other than those referred to in any of the other paragraphs of this Section) and the same is not cured to Beneficiary’s satisfaction within thirty (30) days after written notice thereof by Beneficiary; provided, that if (i) such failure cannot be cured within such thirty (30) day period, (ii) such failure is susceptible of cure, (iii) Grantor commences to cure such failure within such thirty (30) day period and thereafter continuously proceeds with diligence and in good faith to cure such failure and (iv) Beneficiary shall receive an officer’s certificate of Grantor to the effect of clauses (i), (ii), and (iii) above and specifying the action Grantor is taking to cure such failure, then such thirty (30) day cure period shall be extended by an additional period of time necessary to effect the cure not to exceed ninety (90) days;

4.1.5      There shall occur a default (after the expiration of any applicable notice or cure periods thereunder, or if no notice or cure period is specified, within ten (10) days of written notice thereof) or Event of Default (however defined), under the Loan Agreement or any other Loan Document, including without limitation deeds of trust or security documents granted by any party to secure the Obligations or any portion thereof;

4.1.6      The occurrence of any default (after the expiration of any applicable notice or cure periods thereunder) or event of default (however defined ) on the part of Grantor under any other agreement, document or instrument to which Grantor is a party or by which Grantor is bound creating, evidencing or related to any debt, liability or obligation of Grantor (other than Material Contracts subject to Section 4.1.18) in excess of $50,000;

4.1.7      Any statement, report, financial statement or certificate made or delivered by Grantor, or any of its officers, employees or agents, to the Beneficiary is not true and correct in any material respect;

4.1.8      Grantor (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of the Bankruptcy Code or any other bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes action for the purpose of any of the foregoing;

4.1.9      A court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by Grantor, a custodian, receiver, trustee or other officer with similar powers with respect to Grantor, or with respect to any substantial part of the property of Grantor, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Grantor, or any such petition shall be filed against Grantor and such petition shall not be dismissed within sixty (60) days;

4.1.10      There shall occur any loss or casualty to, or condemnation or expropriation of, all or any material portion of the Collateral that is security for the Loan, and in either case the insurance proceeds or condemnation award, respectively, is insufficient in the reasonable judgment of Beneficiary, unless Grantor shall furnish to Beneficiary substitute Collateral satisfactory in all respects to Beneficiary in a manner acceptable to Beneficiary and in accordance with the Loan Agreement;

4.1.11      A notice of Lien, levy or assessment is filed of record with respect to all or any of Grantor's assets by any Governmental Authority, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any Governmental Authority becomes a lien or encumbrance upon the Collateral or any other of Grantor's assets and the same is not released within thirty (30) days after the same becomes a Lien or encumbrance or, in the case of ad valorem taxes, prior to the last date when payment may be made without penalty, provided, that Grantor may contest any such notice of Lien, levy or assessment or any such lien in accordance herewith and with the Loan Agreement, as long as no foreclosure proceeding has been filed with respect to such Lien, levy or assessment;

4.1.12      A garnishment, summons or a writ of attachment is issued against or served upon Beneficiary for the attachment of any property of Grantor, whether or not in Beneficiary's possession or any indebtedness owing to Grantor, and such garnishment, summons or writ of attachment is not discharged by bond or otherwise, within thirty (30) days after the issuance of service thereof;

4.1.13      If Grantor shall cause or permit an Event of Default under, or default in the performance of or compliance with the Section hereof entitled “Transfer or Further Encumbrance of the Collateral;”

4.1.14      A default or event of default (as defined therein) or commencement of a foreclosure shall exist or occur under any other mortgage, deed of trust or other instrument encumbering all or any portion of the Real Estate, in favor of a party other than Beneficiary, regardless of whether or not the creation of such mortgage, deed of trust or other encumbrance has been previously consented to by Beneficiary;

4.1.15      Without the prior written consent of Beneficiary, Grantor grants any easement or dedication, files any plat, condominium declaration, or restriction, or otherwise encumbers the Collateral, unless such action is expressly permitted by the Loan Documents or does not affect the Collateral;

4.1.16      The dissolution, liquidation or termination of Grantor, or Grantor’s failure to maintain good standing in the State(s) of Delaware and Washington, death or legal incapacity of Grantor, or any guarantor of the Loan; or

4.1.17      Any default shall occur by any guarantor under the Guaranty Agreement.

4.1.18      Any material default by grantor under any Material Contract (as defined in the Loan Agreement) or any conservation easement, lease or other encumbrance on the Timberlands.

4.2      Rights and Remedies of the Beneficiary Upon Default.

4.2.1      Acceleration of Indebtedness.  Upon the occurrence of an Event of Default, Beneficiary may, at its option and without demand upon or notice to the Grantor, declare all or any part of the Obligations to be immediately due and payable, whereupon all such Obligations shall become due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Grantor (provided, that all Obligations shall be automatically due and payable upon an Event of Default described in either subsection 4.1.5 or 4.1.6 above), and the Beneficiary may immediately enforce payment of all such amounts and may exercise any or all or its rights and remedies under this Deed of Trust, the Note, any of the other Loan Documents and applicable law and equity. The Grantor also waives any and all rights the Grantor may have to a hearing before any judicial authority prior to the exercise by the Beneficiary of any of its rights under this Deed of Trust, the Note, any of the other Loan Documents and applicable law, and waives the right to a jury in any litigation arising between Grantor and Beneficiary.  In addition, upon the occurrence of an Event of Default Beneficiary may:

(a)      In person or by agent or by a receiver appointed by a court, with or without bringing any action or proceeding and without regard to the adequacy of its security, the solvency of Grantor or the existence of waste, enter upon and take possession of the Collateral, or any part thereof, in its own name or in the name of Beneficiary, and do any acts that it deems necessary or desirable to preserve the value, marketability or rentability of the Collateral, or part thereof or interest therein, to increase the income therefrom or to protect the security hereof; and, with or without taking possession of the Collateral, sue for or otherwise collect the Rents, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including attorneys’ fees, upon any indebtedness secured by this Deed of Trust, all in such order as Beneficiary may determine.  The entering upon and taking possession of the Collateral, the collection of such Rents and the application thereof, as aforesaid shall not cure or waive any Event of Default or notice of default hereunder or invalidate any act done in response to such Event of Default or pursuant to such notice of default and, notwithstanding the continuance in possession of the Collateral, the collection, receipt and application of Rents, Beneficiary shall be entitled to exercise every right provided for in any of the Loan Documents or by law upon occurrence of any Event of Default, including any right to exercise a power of sale under applicable law;

(b)      Institute a foreclosure action in accordance with the law of Oregon, or take any other action as may be allowed, at law or in equity, for the enforcement of the Loan Documents and realization on the Collateral or any other security afforded by the Loan Documents. In the case of a judicial proceeding, Beneficiary may proceed to final judgment and execution for the amount of the Secured Obligations owed as of the date of the judgment, together with all costs of suit, reasonable attorneys' fees and interest on the judgment at the maximum rate permitted by law from the date of the judgment until paid.  If Beneficiary is the purchaser at the foreclosure sale of the Collateral, the foreclosure sale price shall be applied against the total amount due Beneficiary;

(c)      Institute a non-judicial foreclosure proceeding in compliance with applicable law in effect on the date foreclosure is commenced for the Trustee to sell the Collateral either as a whole or in separate parcels as Beneficiary may determine at public sale or sales to the highest bidder for cash, in order to pay the Secured Obligations.  Specifically, upon the occurrence of an Event of Default and written request of the Beneficiary, Trustee shall sell the Collateral or any part thereof in accordance with ORS 86.705 to 86.795 as existing now or hereafter amended) and the UCC, as applicable, at public auction to the highest bidder as statutorily prescribed.  If the Collateral is sold as separate parcels, Beneficiary may direct the order in which the parcels are sold. Trustee shall deliver to the purchaser a Trustee's deed or deeds without covenant or warranty, express or implied. Trustee may postpone the sale of all or any portion of the Property by public announcement at the time and place of sale, and from time to time may further postpone the sale by public announcement in accordance with applicable law; and/or

(d)      Proceed as to both the real and personal property in accordance with Beneficiary’s rights and remedies in respect of the Collateral, or proceed to sell any personal property separately and without regard to the Collateral in accordance with Beneficiary’s rights and remedies.  Beneficiary shall have all rights and remedies under this Deed of Trust and the other Loan Documents, at law and in equity.

If an Event of Default shall have occurred and be continuing, Beneficiary, as a matter of right and with notice to Grantor given as stated in the Loan Agreement (but irrespective of whether such notice is received), and without regard to the then value of the Collateral or the interest of Grantor herein, shall have the right to apply to any court having jurisdiction to appoint a receiver or receivers of the Collateral, and Grantor hereby irrevocably consents to such appointment and waives notice of any application therefor.  Any such receiver or receivers shall have all the powers and duties available to receivers under law and all the powers and duties of Beneficiary in case of entry as provided above and shall continue as such and exercise all such powers until the date of confirmation of sale of the Collateral unless such receivership is sooner terminated.

Beneficiary may postpone sale of all or any portion of the Collateral by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement; or Beneficiary may, in its discretion, give a new notice of sale.  Beneficiary may rescind any such notice of default at any time before Beneficiary’s sale.  The exercise by Beneficiary of the right of rescission shall not constitute a waiver of any default and demand for sale, or notices of default and of election to cause the Collateral to be sold, nor otherwise affect the Note or this Deed of Trust, or any of the rights, obligations or remedies of Beneficiary hereunder.

In the event the foreclosure sale is not concluded and Beneficiary has allowed Grantor to cure any and all defaults occasioned hereunder, Grantor shall pay to Beneficiary all costs and expenses incurred by Beneficiary as a result of Grantor’s default, including reasonable attorneys’ fees.

In the event of a sale of the Collateral or any part thereof, and the execution of a deed or deeds therefor, the recital therein of default, and of the giving of notice of sale, and of a demand by Beneficiary, or its successors or assigns, that such sale should be made, shall be conclusive proof of such default, and of the due giving of such notice, and that the sale was regularly and validly made on due and proper demand by Beneficiary, its successors or assigns; and any such deed or deeds with such recitals therein and otherwise conforming with applicable law shall be effectual and conclusive against Grantor, its successors and assigns, and all other persons; and the receipt for the purchase money recited or contained in any deed executed to the purchaser as aforesaid shall be sufficient discharge to such purchaser from all obligations to see to the proper application of the purchase money.

After the date of any trustee’s sale at which the Beneficiary or any affiliate of the Beneficiary is the successful bidder, or after the date of the Lender’s or such affiliate’s acceptance of a deed in lieu thereof (either such date, the “Sale Date”), the Grantor shall remain personally liable to the Lender for the repayment of Indebtedness.  Any deficiency for which Grantor is liable hereunder shall bear interest at the Default Rate from the Sale Date to and including the date of payment.

4.2.2      Personal Property Collateral.  Without limiting the generality of the foregoing, on the happening of any Event of Default or at any time thereafter, the Beneficiary shall have and may exercise with respect to the personal property and other non-real estate collateral included in the UCC Collateral all rights, remedies and powers of a secured party under the Code with reference to the UCC Collateral or any other items in which a security interest has been granted herein, including without limitation the right and power to sell at public or private sale or sales or otherwise dispose of, lease or utilize the UCC Collateral and any part or parts thereof in any manner to the fullest extent authorized or permitted under the Code after default hereunder, without regard to preservation of the UCC Collateral or its value and without the necessity of a court order. The Beneficiary shall have, among other rights, the right to take possession of the UCC Collateral and to enter upon any premises where the same may be situated for the purpose of repossessing the same without being guilty of trespass and without liability for damages occasioned thereby and to take any action deemed appropriate or desirable by the Beneficiary, at its option and its sole discretion, to repair, restore or otherwise prepare the UCC Collateral for sale, lease or other use or disposition. At the Beneficiary’s request, the Grantor, at Grantor’s expense, shall assemble the UCC Collateral and make the UCC Collateral available to the Beneficiary at any place designated by the Beneficiary.  To the extent permitted by law, the Grantor expressly waives any notice of sale or any other disposition of the Collateral and any rights or remedies of the Beneficiary with respect to, and the formalities prescribed by law relative to, the sale or disposition of the Collateral or to the exercise of any other right or remedy of the Beneficiary existing after default. To the extent that such notice is required and cannot be waived, the Grantor agrees that if such notice is given to the Grantor in accordance with the provisions of Section 5.9 below, at least ten (10) days before the time of the sale or other disposition, such notice shall be deemed reasonable and shall fully satisfy any requirement for giving said notice.  The proceeds of any disposition of the Code Collateral, or any part thereof, may be applied by Beneficiary to the payment of the Obligations in such priority and proportions as Beneficiary in its discretion shall deem proper.

4.2.3      Rights of Beneficiary with Respect to Rents and Leases.  Without limiting the generality of the foregoing, upon the occurrence of an Event of Default, or at any time thereafter:

(a)      The Beneficiary at its option, shall have the right, power and authority to exercise and enforce any or all of the following rights and remedies with respect to Rents and Leases:

(i)      to enforce the termination of the license granted to the Grantor hereunder to collect the Rents, and, without taking possession, in the Beneficiary’s own name to demand, collect, receive, sue for, attach and levy upon the Rents (including all income received or receivable with respect to any of the Collateral), to give proper receipts, releases and acquittances therefor, and after deducting all necessary and reasonable costs and expenses of collection, including reasonable attorneys’ fees, to apply the net proceeds thereof to the Obligations in such order and amounts as the Beneficiary may choose (or hold the same in a cash collateral reserve as security for the Obligations);

(ii)      without regard to the adequacy of the security, with or without any action or proceeding, through any person or by agent, or by a receiver or keeper to be appointed by court, to enter upon, take possession of, manage and operate the property or any part thereof for the account of the Grantor;  make, modify, enforce, cancel or accept surrender of any Lease; remove and evict any lessee or other occupant of the Real Estate; increase or reduce rents; cut, remove, sell and dispose of timber and exercise all rights under deeds or contracts and otherwise do any act, or incur any cost or expense the Beneficiary shall deem proper to protect the security hereof, as fully and to the same extent as the Grantor could and to apply any funds to the operation and management of the Collateral (including payment of reasonable management, brokerage and attorneys’ fees) and payment of any Obligations in such order and amounts as the Beneficiary may choose (or hold the same in cash collateral reserve as security);

(iii)      to require Grantor to transfer and pay over to Beneficiary all security deposits and records thereof, together with all original Leases; and

(iv)      to take whatever legal proceedings may appear necessary or desirable to enforce any obligation or covenant or agreement of the Grantor under this Deed of Trust.

(b)      the collection of the Rents and application thereof (or holding thereof in reserve) as aforesaid or the entry upon and taking possession of the Collateral or both shall not cure or waive any default or waive, modify or affect any notice of default under this Deed of Trust, or invalidate any act done pursuant to such notice, and the enforcement of such right or remedy by the Beneficiary, once exercised, shall continue for so long as the Beneficiary shall elect, notwithstanding that the collection and application aforesaid of the Rents may have cured the original default. If the Beneficiary shall thereafter elect to discontinue the exercise of any such right or remedy, the same or any other right or remedy hereunder may be reasserted at any time and from time to time following any subsequent default.

4.2.4      Application of Proceeds.  All payments received by the Beneficiary as proceeds of the Collateral, or any part thereof, as well as any and all amounts realized by the Beneficiary in connection with the enforcement of any right or remedy under or with respect to this Deed of Trust, shall be applied by the Beneficiary as follows (except as otherwise required by law): (i) to the payment of all necessary expenses of the Beneficiary and the Trustee incident to the execution of any foreclosure sale or sales or other remedies under this Deed of Trust, including attorneys’ fees, appraisal fees, title search fees, and foreclosure notice costs, (ii) to the payment in full of any of the Obligations that is then due and payable (including without limitation principal, accrued interest and all other sums secured hereby) and to the payment of attorneys’ fees as provided herein and in the Note and the other Loan Documents, all in such order as the Beneficiary may elect in its sole discretion, and (iii) the remainder, if any, shall be paid to the Grantor or such other person or persons as may be entitled thereto by law, after deducting therefrom the cost of ascertaining their identity.

4.2.5      Venue.  Any other provisions of this Deed of Trust to the contrary notwithstanding, any action to enforce or foreclose this Deed of Trust may be pursued and any judicial or nonjudicial foreclosure sale of the Real Estate may be held in any county in which any portion of the Real Estate is located without a corollary action, proceeding or sale in any other county.

4.2.6      Waiver of Appraisement Laws.  The Grantor waives, to the fullest extent permitted by law, the benefit of all laws now existing or hereafter enacted providing for (i) any appraisement before sale of any portion of the Collateral (commonly known as appraisement laws), or (ii) any extension of time for the enforcement of the collection of the Obligations or any creation or extension of a period of redemption from any sale made in collecting the Obligations (commonly known as stay laws and redemption laws).

4.2.7      Prerequisites of Sales.  In case of any sale of the Collateral as authorized by this Section 4.2, all prerequisites to the sale shall be presumed to have been performed, and in any conveyance given hereunder all statements of facts, or other recitals therein made, as to the nonpayment of any of the Obligations or as to the advertisement of sale, or the time, place and manner of sale, or as to any other fact or thing, shall be taken in all courts of law or equity as prima facie evidence that the facts so stated or recited are true.

4.2.8      Applicable Maturities.  It is specifically understood and agreed that the foregoing acceleration provisions will be applicable not only to the maturities recited in the original Note(s) but also to any substituted maturities created by extension or renewal.  The failure of the holder(s) of the secured indebtedness to declare an acceleration of maturities when a ground therefor exists, even though such forbearance may be repeated from time to time, will not constitute a waiver of the right of such holder(s) to accelerate maturities upon a recurrence of the same ground therefor; nor will the act of such holder(s) in remedying any condition resulting from declaring an acceleration of maturities by reason of such default.

4.2.9      Expenses.  If Beneficiary shall expend any sum or sums for the protection of any of the Collateral or the lien of this Deed of Trust as a result of Grantor’s failure to perform its obligations hereunder (such Beneficiary to have uncontrolled discretion as to the necessity of making any such expenditures), the repayment of such sum or sums on demand (with interest thereon at the highest rate allowed by law from the date of each expenditure) shall be the personal obligation of the Grantor; and such obligation to repay will constitute a part of the indebtedness secured hereby.  The expenditures thus made reimbursable will include, without limitation, taxes, special improvement assessments, insurance premiums, repairs and maintenance expenses, security expenditures, sums paid to discharge prior liens, rents on premises in which mortgaged personalty may be situated, etc.  The cost of any abstract or supplemental abstract procured by Beneficiary to facilitate foreclosure will also constitute a part of the reimbursable expenses secured hereby.

4.2.10      Indemnification of Trustee.  Except for gross negligence and willful misconduct, Trustee shall not be liable for any act or omission or error of judgment.  Trustee may rely on any document believed by it in good faith to be genuine.  All money received by Trustee shall be held in trust, but need not be segregated (except to the extent required by law), until used or applied as provided in this Deed of Trust. Trustee shall not be liable for interest on the money.  Grantor shall protect, indemnify and hold harmless Trustee against all liability and expenses which Trustee may incur in the performance of its duties

4.2.11      Actions of Trustee. At any time, upon written request of Beneficiary and presentation of this Deed of Trust and the Note for endorsement, and without affecting the personal liability of any entity or the Grantor for payment of the Secured Obligations or the effect of this Deed of Trust upon the remainder of the Collateral, Trustee may take such actions as Beneficiary may request which are permitted by this Deed of Trust or by applicable law.

4.2.12      Substitution of Trustee.  Beneficiary has the power and shall be entitled, at any time and from time to time, to remove Trustee or any successor trustee and to appoint another trustee in the place of Trustee or a successor trustee, by an instrument recorded in the recorder’s office of the county or counties where the Collateral is located.  The recorded instrument shall be conclusive proof of the proper substitution and appointment of the successor Trustee without the necessity of any conveyance from the predecessor Trustee.

4.3      Advances by Beneficiary. If the Grantor shall fail to comply with the provisions hereof with respect to the securing of insurance, the payment of taxes, assessments and other charges, the keeping of the Collateral in repair, the performance of the Grantor’s obligations under any lease, the payment of any prior mortgages, or the protection of any of the Collateral or the lien of this Deed of Trust or the performance of any other term or covenant herein contained, the Beneficiary may (but shall not be obligated to) make such payment or perform such act for the account of and at the expense of Grantor (such Beneficiary to have uncontrolled discretion as to the necessity of making any such expenditures), and shall have the right to enter upon the Collateral for such purpose and to take all such action as it may deem necessary or appropriate.  The repayment of any such sum or sums on demand (with interest thereon at the highest rate allowed by law from the date of each expenditure) shall be the personal obligation of the Grantor; and such obligation to repay will constitute a part of the indebtedness secured hereby.  The expenditures thus made reimbursable shall include, without limitation, taxes, special improvement assessments, insurance premiums, repairs and maintenance expenses, security expenditures, sums paid to discharge prior liens, and rents on premises in which mortgaged personalty may be situated.  The Grantor agrees to repay all such sums advanced upon demand, with interest from the date such advances are made at the Default Rate as provided for and as defined in the Note, or the highest rate permitted by law, whichever shall be less, and all sums so advanced with interest shall constitute Obligations and shall be secured hereby.  The cost of any title abstract or report or supplemental abstract or report procured by Beneficiary to facilitate foreclosure will also constitute a part of the reimbursable expenses secured hereby.

4.4      Other Rights. Beneficiary may exercise any and all other rights, remedies and recourses granted under the Loan Documents or now or hereafter existing in equity or at law for the protection and preservation of the Collateral.

4.5      Remedies Cumulative, Concurrent and Nonexclusive. Beneficiary shall have all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including, without limitation, those granted by the Code and applicable to the Collateral, or any portion thereof), and same (1) shall be cumulative and concurrent, (2) may be pursued separately, successively or concurrently against Grantor or others obligated for the Obligations, or any part thereof or against any one or more of them, or against the Collateral, at the sole discretion of Beneficiary, (3) may be exercised as often as occasion therefor shall arise, it being agreed by Grantor that the exercise of or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (4) are intended to be, and shall be, nonexclusive.

4.6      General Remedies. If an Event of Default shall have occurred and be then in existence, Beneficiary may take such action, without notice or demand, as it shall deem advisable to protect and enforce its rights against Grantor and in and to the Collateral or any part thereof or interest therein, including, but not limited to, the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Beneficiary may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Beneficiary:  (i) enter into or upon the Collateral, either personally or by its agents, nominees or attorneys and dispossess Grantor and its agents and servants therefrom, and thereupon Beneficiary may (A) use, operate, manage, control, insure, maintain, repair, restore, harvest and sell timber and otherwise deal with all and every part of the Collateral and conduct the business thereat, (B) complete any construction on the Collateral in such manner and form as Beneficiary deems advisable, (C) make alterations, additions, renewals, replacements and improvements to or on the Collateral, (D) exercise all rights and powers of Grantor with respect to the Collateral, whether in the name of Grantor or otherwise, including, without limitation, the right to make, cancel, enforce or modify, timber sales contracts, stumpage sale agreements, leases, and other agreements and demand, sue for, collect and receive all earnings, revenues, rents, issues, profits and other income of the Collateral and every part thereof and (E) receive and collect the receipts from the Collateral, give proper receipts, releases and acquittances therefore, and apply the same to the payment of the Secured Obligations, after deducting therefrom all expenses (including reasonable attorneys’ fees and expenses) incurred in connection with the aforesaid operations and all amounts necessary to pay the taxes, assessments, insurance and other charges in connection with the Collateral, as well as just and reasonable compensation for the services of the Beneficiary and its counsel, agents and employees, or (ii) institute proceedings for the complete foreclosure of this Deed of Trust in which case the Collateral may be sold for cash or upon credit in one or more parcels, or (iii) with or without entry, to the extent permitted and pursuant to the procedures provided by applicable law, institute proceedings for the partial foreclosure of this Deed of Trust for the portion of the Secured Obligations then due and payable, subject to the continuing lien of this Deed of Trust for the balance of the Secured Obligations not then due, or (iv) sell for cash or upon credit the Collateral or any part thereof and all or any part of any estate, claim, demand, right, title and interest of Grantor therein and rights of redemption thereof, pursuant to power of sale or otherwise, at one or more sales, as an entirety or in parcels, at such time and place, upon such terms and after such notice thereof as may be required or permitted by law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Collateral, this Deed of Trust shall continue as a lien on the remaining portion of or estate in the Collateral, or (v) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained herein or in the Note or any other Loan Document, or (vi) recover judgment on the Note or any guaranty either before, during or after any proceedings for the enforcement of this Deed of Trust or (vii) pursue such other remedies as Beneficiary may have under applicable law or equity.  Further, once Beneficiary has exercised any of its rights or remedies hereunder, or under the Loan Documents, during the existence of an Event of Default, all actions theretofore or thereafter taken by Beneficiary in pursuit of such rights and remedies shall not be affected by any cure of such Event of Default, unless Beneficiary shall accept the cure and terminate pursuit of any such right or remedy, in which case, the parties shall be restored to their position which existed prior to Beneficiary’s exercise of its rights or remedies.

5.      MISCELLANEOUS PROVISIONS

5.1      Waiver and Election. The exercise by the Beneficiary of any right, power or remedy given under the terms of this Deed of Trust shall not be considered as a waiver of the right to exercise any other right, power or remedy given herein, and the filing of a suit to foreclose the lien, security interest and assignment granted by this Deed of Trust, either on any matured portion of the Obligations or for the whole of the Obligations, shall not be considered an election so as to preclude foreclosure under power of sale after a dismissal of the suit; nor shall the publication of notices for foreclosure preclude the prosecution of a later suit thereon. No failure or delay on the part of the Beneficiary in exercising any right, power or remedy under this Deed of Trust shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or thereunder. The remedies provided in this Deed of Trust and in the other Loan Documents are cumulative and not exclusive of any remedies provided by law. No amendment, modification, termination or waiver of any provisions of this Deed of Trust or any of the Loan Documents, nor consent to any departure by the Grantor therefrom, shall be effective unless the same shall be in writing and signed by an executive officer of the Beneficiary, and then such waiver or consent shall be effective only in this specific instance and for the specific purpose for which given. No notice to or demand on the Grantor in any case shall entitle the Grantor to any other or further notice or demand in similar or other circumstances. The Grantor expressly waives the right to any notice of the assignment of the Note or this Deed of Trust and the right to enforce the provisions of any applicable law requiring such notice.

5.2      Landlord-Tenant Relationship. Any sale of the Collateral under this Deed of Trust shall, without further notice, create the relationship of landlord and tenant at sufferance between the purchaser and the Grantor.

5.3      Enforceability. If any provision of this Deed of Trust is held to be illegal, invalid, or unenforceable under present or future laws effective while this Deed of Trust is in effect, the legality, validity and enforceability of the remaining provisions of this Deed of Trust shall not be affected thereby, and in lieu of each such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Deed of Trust a provision that is legal, valid and enforceable and as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

5.4      Application of Payments. If the lien, assignment or security interest created by this Deed of Trust is invalid or unenforceable as to any part of the Obligations or is invalid or unenforceable as to any part of the Collateral, the unsecured or partially secured portion of the Obligations shall be completely paid prior to the payment of the remaining secured or partially secured portion of the Obligations, and all payments made on the Obligations, whether voluntary or under foreclosure or other enforcement action or procedures, shall be considered to have been first paid on and applied to the full payment of that portion of the Obligations that is not secured or not fully secured by said lien, assignment or security interest created hereby.

5.5      Applicable Law. This Deed of Trust shall be, and the Loan Agreement provides that it is to be, governed by, construed and enforced in accordance with the laws of the State of Washington, without regard to conflicts-of-law rules and principles. Notwithstanding such provisions, however: (i) matters respecting (a) title to the Real Estate, (b) the creation, perfection and priority of liens against the Real Estate, (c) the procedures for and the effects of the judicial or nonjudicial foreclosure of liens against the Real Estate, (d) the availability of deficiency judgments or other remedies under any of the documents evidencing, securing or guarantying the Loan or any indemnities executed in connection with the Loan or the Real Estate prior to, concurrently with or following a judicial or nonjudicial foreclosure, and (e) the extent to which any rights or equities of redemption of the Real Estate exist shall be governed by, and construed and enforced in accordance with, the internal law of the State of Oregon without giving effect to the conflicts-of-law rules and principles of such state, (ii) Grantor agrees that Beneficiary, its respective successors and assigns shall have the right to seek a deficiency judgment against Grantor in other states or foreign jurisdictions; and (iii) Grantor agrees that, to the extent Beneficiary or any of its successors and assigns obtains a deficiency judgment in any other state or foreign jurisdiction, such party shall have the right to enforce such judgment in Oregon as well as in other states or foreign jurisdictions.

5.6      Meaning of Particular Terms. Whenever used, the singular number shall include the plural and the plural, the singular, the pronouns of one gender shall include all genders; and the words “Grantor” and “Beneficiary,” shall include their respective heirs, personal representatives, successors and assigns.  The term “Grantor” as used in this Deed of Trust refers to each of the undersigned, jointly and severally, whether one or more natural persons, partnerships, limited liability companies, corporations, associations, trusts or other entities or organizations.

5.7      Release or Extension by Beneficiary. The Beneficiary, without notice to the Grantor and without in any way affecting the rights of the Beneficiary hereunder as to any part of the Collateral not expressly released, may release any part of the Collateral or any person liable for any of the Obligations and may agree with any party with an interest in the Collateral to extend the time for payment of all or any part of the Obligations or to waive the prompt and full performance of any term, condition or covenant of the Note, any of the Loan Documents, this Deed of Trust or any other instrument evidencing or securing any of the Obligations.

5.8      Partial Payments. Acceptance by the Beneficiary of any payment of less than the full amount due on the Obligations shall be deemed acceptance on account only, and the failure of the Grantor to pay the entire amount then due shall be and continue to constitute an Event of Default, and at any time thereafter and until the entire amount due on the Obligations has been paid, the Beneficiary shall be entitled to exercise all rights conferred on it by the terms of this Deed of Trust in case of the occurrence of an Event of Default.

5.9      Addresses for Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and shall be sent either by United States mail, certified with return receipt requested, to the applicable party at its address indicated on the first page of this Deed of Trust, or shall be sent in accordance with the Loan Agreement, and shall be deemed given upon receipt or refusal to accept, and any party may designate another address in accordance with the Loan Agreement.

5.10      Absence of Obligations of Beneficiary With Respect to Collateral. Notwithstanding anything in this Deed of Trust to the contrary, (1) to the extent permitted by applicable law, the Collateral is comprised of Grantor’s rights, title and interests therein but not its obligations, duties or liabilities pertaining thereto, (2) Beneficiary shall not assume, be deemed to assume or have any obligations, duties or liabilities in connection with any of the items described in connection with the definition of “Collateral” herein, either prior to or after obtaining title to such Collateral, whether by foreclosure sale, the granting of a deed in lieu of foreclosure or otherwise, and this Deed of Trust shall not be deemed to confer on the Beneficiary any duties or obligations that would make the Beneficiary directly or derivatively liable for any person’s negligent, reckless or willful conduct related thereto, and (3) Beneficiary may, at any time prior to or after the acquisition of title to any portion of the Collateral, advise any party in writing as to the extent of Beneficiary’s interest therein and/or expressly disaffirm in writing any rights, interests, obligations, duties and/or liabilities with respect to such Collateral or matters related thereto.  Without limiting the generality of the foregoing, it is understood and agreed that Beneficiary shall have no obligations, duties or liabilities prior to or after acquisition of title to any portion of the Collateral, as lessee under any lease or purchaser or seller under any contract or option unless Beneficiary elects otherwise by written notification.  The Grantor agrees to defend, indemnify and save harmless the Beneficiary from and against any and all claims, causes of action and judgments relating to the Grantor’s performance of the Grantor’s duties, responsibilities and obligations under Leases and with respect to the Real Estate.

5.11      Expenses. The Grantor shall pay all costs and expenses incurred by the Beneficiary in connection with preparing and recording this Deed of Trust.

5.12      Titles. All section, paragraph, subparagraph or other titles contained in this Deed of Trust are for reference purposes only, and this Deed of Trust shall be construed without reference to said titles.

5.13      Construction. This Deed of Trust may be construed as a deed of trust, mortgage, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation, or contract, or any one or more of them, in order fully to effectuate the lien, security interest and assignment created hereby and the purposes and agreements herein set forth.

5.14      Collection Costs. The Grantor agrees to pay all costs, including reasonable attorneys’ fees, incurred by the Beneficiary in enforcing the Beneficiary’s rights hereunder and in collecting or securing, or attempting to collect or secure, the Obligations, or any part thereof, or in defending or attempting to defend the priority of this Deed of Trust against any lien on the Collateral, or any part thereof, unless this Deed of Trust is herein expressly made subject to any such lien; and all costs incurred in the foreclosure of this Deed of Trust, either under the power of sale contained herein, or by virtue of the decree of any court of competent jurisdiction. The full amount of such costs incurred by the Beneficiary shall be a part of the Obligations, and shall bear interest at the rate provided in the Note or such lesser amount as shall be the maximum amount permitted by law, and shall be secured by this Deed of Trust.

5.15      Defeasance. If (1) the Note is no longer in effect and has been terminated by reason of the payment in full of the amounts covered thereby; and (2) the Grantor shall: (a) have paid in full (i) all of the Obligations (as defined herein), including but not limited to all sums (principal, interest, premium and charges) payable under the Note and any and all extensions and renewals of the same; and (ii) all sums becoming due and payable by the Grantor under the terms of this Deed of Trust, including but not limited to advancements made by the Beneficiary pursuant to the terms and conditions of this Deed of Trust and (b) have kept and performed each and every obligation, covenant, duty, condition and agreement herein and in the Note imposed on or agreed to by the Grantor; then this conveyance and the grants and conveyances contained herein shall become null and void, and the Collateral shall revert to the Grantor, and the entire estate, right, title and interest of the Beneficiary will thereupon cease; and the Beneficiary in such case shall, upon the request of the Grantor and at the Grantor’s cost and expense, deliver to the Grantor proper instrument(s) acknowledging satisfaction of this instrument; otherwise, this Deed of Trust shall remain in full force and effect.  No release or modification of this conveyance, or of the lien, security interest or assignment created and evidenced thereby, shall be valid unless executed by Beneficiary.

5.16      Change in Ownership. If the ownership (legal or beneficial) of the Collateral or any part thereof becomes vested in a person or entity other than Grantor, or in the event of a change of any ownership of Grantor legal or beneficial, Beneficiary may, without notice to Grantor, deal with such successor or successors in interest with reference to this Deed of Trust and to the Obligations in the same manner as with Grantor without in any way vitiating or discharging Grantor’s liability hereunder or upon the Obligations and without affecting any default created hereunder by such ownership change, including, without limitation, all of Beneficiary’s rights and remedies arising from such default.  No sale of the Collateral, and no forbearance on the part of Beneficiary, and no extension of the time for the payment of the Obligations, shall operate to release or affect the original liability of Grantor.

5.17      Partial Release of Lien, Extension, etc. Any part of the Collateral or any other property which is security for the Loan may be released by Beneficiary without affecting the lien, security interest and assignment hereof against the remainder.  The lien, security interest and other rights granted hereby shall not affect or be affected by any other security taken for the Obligations.  The taking of additional security, or the extension or renewal of the Obligations or any part thereof, shall not release or impair the lien, security interest and other rights granted hereby, or affect the liability of any endorser or guarantor or improve the right of any permitted junior lienholder; and this Deed of Trust, as well as any instrument given to secure any renewal or extension of the Obligations, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Collateral not expressly released until the Obligations are satisfied.

5.18      Modification or Termination. The Deed of Trust may only be modified or amended by a written instrument or instruments executed by Grantor and Beneficiary.  Any alleged modification or amendment that is not so documented shall not be effective as to any party.

6.      WAIVERS.

The obligations of Grantor hereunder shall remain in full force and shall not be impaired by:  (i) any express or implied modification, renewal, extension or acceleration of or to the Loan Agreement, the Note, any other Loan Document and all environmental indemnity agreements or guaranties executed by Grantor or any other party; (ii) any exercise or non-exercise by Lender of any right or privilege under any of the Loan Documents; (iii) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to Grantor, or any member or Affiliate of Grantor, or any guarantor, or any action taken with respect to this Deed of Trust by any trustee or receiver or by any court in any such proceeding, whether or not Grantor shall have had notice or knowledge of any of the foregoing; (iv) any release, waiver or discharge of Grantor or any endorser or guarantor from liability under any of the Loan Documents or any Grantor’s grant to Lender of a security interest, lien or encumbrance in any of Grantor’s Property; (v) any subordination, compromise, settlement, release (by operation of law or otherwise), discharge, compound, collection, or liquidation of any of the Loan Documents or any Premises described in any of the Loan Documents or otherwise, or any substitution with respect thereto; (vi) any assignment or other transfer of any of the Loan Documents, in whole or in part; (vii) any acceptance of partial performance of any of the obligations of Grantor or any other party under the Loan Documents; (viii) any consent to the transfer of any Premises described in the Loan Documents or otherwise; and (ix) any bid or purchase at any sale of the Premises described in the Loan Documents or otherwise.

Grantor unconditionally waives the following defenses to enforcement of this Deed of Trust:  (i) all presentments, demands, demands for performance, notices of nonperformance, protests, notices of protest, dishonor, nonpayment, partial payment, default and protest, notices of acceptance of this Deed of Trust and all other notices and formalities to which the Grantor may be entitled (except for notices which are specifically required by this Deed of Trust and the other Loan Documents); (ii) any right to require Lender to proceed against Grantor or any guarantor or to proceed against or exhaust any Premises or other Collateral described in the Loan Documents; (iii) any defense arising by reason of any invalidity or unenforceability of any of the Loan Documents or any disability of Grantor or any guarantor; (iv) any defense arising by reason of the manner in which Lender has exercised its remedies under the Loan Documents; (v) any defense based upon an election of remedies by Lender; (vi) any duty of Lender to advise Grantor of any information known to Lender regarding the financial condition of Grantor or any guarantor and all other circumstances affecting Grantor’s ability to perform its obligations to Lender, it being agreed that Grantor assumes the responsibility for being and keeping informed regarding such condition or any such circumstances; (vii) any right of subrogation and any rights to enforce any remedy which Lender now has or may hereafter have against Grantor or any guarantor and any benefit of, and any right to participate in, any security now or hereafter held by Lender; (viii) any suretyship defenses available under applicable law; and (ix) to the extent permitted by law, any right to assert against Lender any legal or equitable defense, counterclaim, set off, crossclaim or right of contribution which any Grantor may now or at any time or times hereafter have against any other party which is liable to perform any of the obligations of Grantor hereunder.

7.      ADDITIONAL COVENANTS AND AGREEMENTS OF GRANTOR.The Grantor covenants and agrees that, until the Obligations are paid in full and this Deed of Trust is satisfied in writing by the Beneficiary:

7.1      Additional Security Documents. Grantor has heretofore executed and delivered, and will hereafter execute and deliver, to or for the benefit of Beneficiary certain other mortgages, deeds of trust  and other documents and instruments encumbering or relating to certain other property of Grantor located in the State of Washington as additional security for the Obligations (collectively, sometimes, the “Additional Mortgages”).  The Additional Mortgages and this Deed of Trust shall each and all constitute security for the Note, the Indebtedness referred to therein and the Obligations.  If there should be an Event of Default in any of the terms, conditions or obligations of any of the Additional Mortgages, such default shall constitute an Event of Default under this Deed of Trust.  The Beneficiary, whether acting as a fiduciary or otherwise, may foreclose or otherwise enforce such security, enforce its rights, powers and remedies with respect to, and realize upon, such security or such guaranty or otherwise enforce its rights, powers and remedies with respect to, and realize upon, such security, either before or concurrently with or after a foreclosure or other enforcement of this Deed of Trust, any other such security or any of the other Loan Documents (whether or not every aspect of any such foreclosure or other enforcement may be commercially reasonable), all without impairing or being deemed to have waived any rights , benefits, liens or security evidenced by or arising under or in connection with this Deed of Trust, any other such security or any of the other Loan Documents, and without being deemed to have made an election thereby or to have accepted the benefits of such security (or the proceeds thereof) in full settlement of the Obligations and of its rights with respect thereto.  No judgment, order or decree rendered against Grantor with respect to any such other security or any of the other Loan Documents, whether rendered in the State in which the Collateral is situated or elsewhere, shall in any manner affect the security of this Deed of Trust, and any deficiency or other debt represented by any such judgment, order or decree shall, to the extent permitted by law, be secured by this Deed of Trust to the same extent that the Obligations shall have been secured by this Deed of Trust prior to the rendering of such judgment, order or decree.  Grantor for itself and for any and all persons who may at any time claim through or under Grantor or who hereafter may otherwise acquire any interest in or title to all or any part of the Collateral or any other security for the Obligations, hereby irrevocably waives and releases, to the extent permitted by law, all benefit of any and all laws that would limit or prohibit the effectiveness of anything set forth in this Section.

Notwithstanding anything contained herein to the contrary, Beneficiary shall be under no duty to Grantor or any other person or entity, including, without limitation, any holder of a junior, senior or subordinate mortgage or encumbrance on the Collateral or any part thereof or on any other security held by Beneficiary, to exercise, exhaust or first resort to all or any of the rights, powers and remedies available to Beneficiary, whether under this Deed of Trust, the other Loan Documents or the Additional Mortgages prior to the sale of the Collateral or any other enforcement of this Deed of Trust.  Furthermore, Grantor and such other persons and entities waive all rights relating to marshaling and agree that Beneficiary shall not be compelled to release any part of the security of this Deed of Trust, the other Loan Documents or the Additional Mortgages or be prevented from foreclosing or enforcing this Deed of Trust, the other Loan Documents or the Additional Mortgages upon all or any part of such security unless the Obligations shall have been paid in full and that Beneficiary shall not be compelled to accept or allow any apportionment of the Obligations to or among any of the property encumbered by this Deed of Trust, the other Loan Documents or the Additional Mortgages.

7.2      After Acquired Collateral. Grantor covenants and agrees that, if and to the extent that any of its respective rights, titles, estates and interests in any of the Collateral is not acquired until after delivery of this Deed of Trust, this Deed of Trust shall nonetheless apply thereto and the security interest of Beneficiary hereby created shall attach to such Collateral at the same time as Grantor acquires rights therein, without the necessity of any further mortgage, charge, pledge, assignment or assurance and thereafter such Collateral shall be subject to the security interests created under this Deed of Trust.

7.3      Remedies Not Exclusive. Beneficiary shall be entitled to enforce payment and performance of the Obligations and to exercise all rights and powers under this Deed of Trust or under the Note and other Loan Documents or any other agreement executed in connection herewith or any laws now or hereafter in force, notwithstanding some or all of the such indebtedness and Obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise.  Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or other powers herein contained, shall prejudice or in any manner affect Beneficiary’s right to realize upon or enforce any other security now or hereafter held by Beneficiary, it being agreed that Beneficiary shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary in such order and manner as Beneficiary may in its sole and absolute discretion determine.  No remedy herein conferred upon or reserved to Beneficiary is intended to be exclusive of any other remedy herein or by law provided or permitted, but shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute.  Every power or remedy provided under this Deed of Trust to Beneficiary or to which it may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary and Beneficiary may pursue inconsistent remedies, and no action hereunder by Beneficiary shall be deemed to prejudice Beneficiary’s right thereafter to foreclose this Deed of Trust.  Nothing herein and no action of Beneficiary shall be construed as an election to proceed under any provision to the exclusion of any other provision or as prohibiting Beneficiary from seeking a deficiency judgment against Grantor to the extent such action is permitted by law.

7.4      Waiver of Marshaling and Certain Rights. Grantor agrees, to the extent permitted by law, that neither Grantor nor any person at any time claiming through or under Grantor shall set up, claim or seek to take advantage of any appraisement, valuation, stay, notice of election to accelerate, mature or declare due the Obligations, extension, redemption or moratorium laws, any right of division or discussion, or any exemption from execution or sale, now or hereafter in force, in order to prevent or hinder the enforcement of this Deed of Trust after the occurrence of any Event of Default, the final and absolute sale of all or any part of the Collateral or the final and absolute putting into possession thereof, immediately after any such sale, of the purchaser or purchasers at such sale or the enforcement of any other rights or remedies of Beneficiary under this Deed of Trust or any other Loan Documents.  Grantor, for itself and for all who may at any time claim through or under Grantor or who hereafter may otherwise acquire any interest in or title to all or any part of the Collateral, hereby waives, releases and renounces to the extent permitted by law, all benefit of any such law or laws, any and all rights of redemption from sale under any power of sale permitted by law or pursuant to any judgment, order or decree of foreclosure of this Deed of Trust, and any and all right to have the assets constituting the Collateral marshaled upon any foreclosure or other enforcement of this Deed of Trust or to direct the order in which any of the Collateral shall be sold in the event of any sale or sales pursuant hereto, and all homestead and exemption rights under any applicable laws, as well as rights regarding the administration of estates of decedents or any other rights which might defeat, reduce or affect the right of Beneficiary to sell the Collateral for the collection of its obligations.  Beneficiary or any court having jurisdiction to exercise or enforce rights with respect to this Deed of Trust may sell the Collateral in part or as an entirety.  Beneficiary shall not be required to accept any part or parts of the Collateral in satisfaction of all or any part of the Secured Obligations.  Beneficiary shall not be required to accept any apportionment of the Secured Obligations to or among any part or parts of the Collateral.  If any law now in force of which Grantor might take advantage despite this Section shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

7.5      Statute of Limitations. Grantor hereby expressly waives and releases to the fullest extent permitted by law, the pleading of any statute of limitations as a defense to payment of any and all Secured Obligations secured by this Deed of Trust.

7.6      Time of Essence. Time is of the essence of the obligations of Grantor in this Deed of Trust and each and every term, covenant and condition made herein by or applicable to Grantor.

7.7      Timber Management and Release Provisions. If no Event of Default has occurred and is continuing, Grantor may cut, or allow others to cut, Timber from the Premises on the conditions set forth in the Loan Agreement/

7.8      Counterparts.  Multiple copies of this Deed of Trust may be executed by Grantor for recordation in each county in which any portion of the Real Estate is located, all of which shall constitute but one grant and deed of trust.

 UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY GRANTOR’S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED TO BE ENFORCEABLE.

THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, AND SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009.

(signatures follow on next page)

IN WITNESS WHEREOF, Grantor has executed this instrument as of the day and year first written above.

GRANTOR:

ORM TIMBER OPERATING COMPANY II, LLC , a Delaware limited liability company

By:	Olympic Resource Management LLC, a Washington limited liability company Its Manager

By:
David L. Nunes
President & Chief Executive Officer

Signature Page

STATE OF WASHINGTON                 )
                                                                  )ss.
COUNTY OF __________________)

On this _____ day of August, 2010, before me personally appeared DAVID L. NUNES, to me known to be the President and Chief Executive Officer of Olympic Resource Management, LLC, a Washington limited liability company and the Manager of ORM Timber Operating Company II, LLC, the Delaware limited liability company that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of said companies, for the uses and purposes therein mentioned, and on oath stated that (s)he was authorized to execute said instrument on behalf of Olympic Resource Management, LLC, and that it was authorized to do so on behalf of ORM Timber Operating Company II, LLC.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

Signature:____________________________

Name (Print):__________________________

NOTARY PUBLIC in and for the State of Washington, residing at_______________ My appointment expires:_________________

Signature Page

EXHIBIT A

PROPERTY DESCRIPTION

COPPER CREEK:

THE FOLLOWING DESCRIBED PROPERTY IN TOWNSHIP 7 SOUTH, RANGE 4 EAST OF THE WILLAMETTE MERIDIAN, CLACKAMAS COUNTY, OREGON:

Section 1:
That portion of the South half of the Southwest quarter lying South of the centerline of the Table Rock Fork of the Molalla River
TOGETHER WITH an easement for Access, Utilities, Storm Water Easement Area and Tailhold Easement Area as set forth and more fully described in Easement Exchange agreement recorded July 26, 2010 as Fee No. 2010-044441, Clackamas County Records

Section 2:
That portion of the South half lying South of the centerline of the Table Rock Fork of the Molalla River TOGETHER WITH an easement for Tailhold Easement Area as set forth and more fully described in Easement Exchange agreement recorded July 26, 2010 as Fee No. 2010-044441, Clackamas County Records

Section 3:
That portion of the  Southeast quarter, Southwest quarter, and the South half of the Northwest quarter lying South of the centerline of the Table Rock Fork of the Molalla River
TOGETHER WITH an easement for Access, Utilities, Storm Water Easement Area and Tailhold Easement Area as set forth and more fully described in Easement Exchange agreement recorded July 26, 2010 as Fee No. 2010-044441, Clackamas County Records

Section 4:
That portion of the Southeast quarter of the Northeast quarter lying South of the centerline of the Table Rock Fork of the Molalla River, the North half of the Southeast quarter, and the Northeast quarter of the Southwest quarter
TOGETHER WITH an easement for Tailhold Easement Area as set forth and more fully described in Easement Exchange agreement recorded July 26, 2010 as Fee No. 2010-044441, Clackamas County Records

Section 10:	The North half

Section 11:	All

Section 12:	All

Section 13:	All

Exhibit A - 1

Section 14:	The East half and the Northwest quarter

Section 23:	The East half

Section 24:	The North half; the North half of the Southwest quarter; the Southeast quarter of the Southwest quarter; and the Southeast quarter

Section 28:	The South half

Section 29:	The Southeast quarter

Section 30:	All

Section 31:	Government Lots 1, 2, 5, 6, 7, 8, 13 and 14; the Northeast quarter; and the East half of the Northwest quarter

Section 32:	All

Section 33:	All

Section 34:	All

THE FOLLOWING DESCRIBED PROPERTY IN TOWNSHIP 8 SOUTH, RANGE 3 EAST OF THE WILLAMETTE MERIDIAN, CLACKAMAS COUNTY, OREGON:

Section 12:	The Northeast quarter, and the North half of the Southeast quarter

THE FOLLOWING DESCRIBED PROPERTY IN TOWNSHIP 8 SOUTH, RANGE 4 EAST OF THE WILLAMETTE MERIDIAN, CLACKAMAS COUNTY, OREGON:

Section 4:	All

Section 5:	All

Section 6:	All

Section 8:	All

Exhibit A - 2

Section 9:
The North half, and the Ogle Mountain Consolidated Mining Claim, comprising the Hillside, Franklin No. 1, Franklin No. 2, Oregon City, Silver Leaf, Russell No. 1, Wildcat and Russell Fraction Lodes, being portions of the North half of the Southwest quarter, the Southeast quarter of the Southwest quarter, and the West half of the Southeast quarter of said Section 9, more particularly described as follows:

Commencing at the South quarter section corner of said section; thence North 88o10’ West a distance of 62.5 feet to Corner No. 1 of Hillside Lode, the true point of beginning, said corner being marked by a porphyry stone, 30 x 14 x 7 inches, set 15 inches in the ground, chiseled 1-710, whence a fir, 30 inches in diameter, bears North 35o30’ West 28 feet, and a hemlock, 20 inches in diameter, bears South 74o West 24.2 feet, each blazed and scribed BT 1-710; thence South 89o22’ West, along the Southerly line of said lode, a distance of 115.00 feet to Corner No.2 therefrom, which is marked by a basalt stone 24 x 9 x 8 inches, set 12 inches in the ground, chiseled 2-710, whence a fir, 48 inches in diameter, bears South 77o20’ West 21.6 feet and a hemlock, 16 inches in diameter, bears North 27o West 11.4 feet, each blazed and scribed BT 2-710; thence North 5o49’ East, along the Westerly line of said lode, a distance of 280.37 feet to its intersection with the Southeasterly line of Franklin No.1 Lode; thence South 55o50’ West, along the Southeasterly line of said Franklin No. 1 Lode, a distance of 290.49 feet to Corner No. 1 thereof, which is marked by a porphyry stone 24 x 15 x 14 inches, set 12 inches in the ground, chiseled 1-710, whence a hemlock, 16 inches in diameter, bears North 68o30’ East 9.3 feet, and a hemlock, 18 inches in diameter, bears South 58o45’ West 28.0 feet, each blazed and scribed BT 1-710; thence North 34o40’ West, along the Southwesterly line of said lode, a distance of 1445.30 feet to Corner No. 2 thereof, which is also Corner No. 1 of Franklin No. 2 Lode, and is marked by a basalt stone 24 x 14 x 10 inches, set 12 inches in the ground, chiseled 2-1-710, whence a hemlock, 18 inches in diameter, bears North 33o10’ East 26.0 feet, and a hemlock, 18 inches in diameter, bears South 11o30’ East 12.6 feet, each blazed and scribed BT 2-1-710; thence North 30o35’ West, along the Southwesterly line of Franklin No. 2 Lode, a distance of 1160.00 feet to Corner No. 2 thereof, which is marked by a cross (x) at the exact corner point and 2-710 chiseled on the East face of a ledge of rock, whence a fir, 30 inches in diameter, bears North 64o East 18.0 feet, and a fir, 36 inches in diameter, bears North 40o West 13.0 feet, each blazed and scribed BT 2-710; thence North 55o50’ East, along the Northwesterly line of said lode, a distance of 600.00 feet to Corner No. 3 thereof, which is marked by a basalt stone 26 x 12 x 7 inches, set 13 inches in the ground, chiseled 3-710, whence a hemlock, 18 inches in diameter, bears North 74o30’ East 9.3 feet and a hemlock, 18 inches in diameter, bears South 40o West 9.8 feet, each blazed and scribed BT 3-710; thence South 30o35’ East, along the Northeasterly line of said lode, a distance of 740.00 feet to Corner No. 3 of the Oregon City Lode, which is marked by a porphyry stone 24 x 14 x 14 inches, set 12 inches in the ground, chiseled 3-710, whence a hemlock, 16 inches in diameter, bears North 83o30’ East 22.6 feet, and a hemlock, 36 inches in diameter, bears North 18o East 36.4 feet, each blazed and scribed BT 3-710; thence North 59o25’ East, along the Northerly line of said Oregon City Lode, a distance of 365.00 feet to Corner No. 4 thereof, which is marked by a porphyry stone 24 x 16 x 12 inches, set 12 inches in the ground, chiseled 4-710, whence a hemlock, 14 inches in diameter, bears South 52o East 15.3 feet, and a hemlock, 30 inches in diameter, bears South 48o30’ West 15.8 feet, each blazed and scribed BT 4-710; thence South 21o15’ East, along the Easterly line of said lode, a distance of 449.70 feet to Corner No. 5 thereof, which is also Corner No. 2 of Silver Leaf Lode, and is marked by a porphyry stone 26 x 10 x 6 inches, set 13 inches in the ground, chiseled 2-710, whence a fir, 30 inches in diameter, bears South 15o20’ East 8.6 feet, and a hemlock, 18 inches in diameter, bears North 42o25’ East 10.7 feet, each blazed and scribed BT 2-5-710; thence North 62o50’ East, along the Northerly line of said Silver Leaf Lode, a distance of 537.9 feet to Corner No. 3 thereof, which is also Corner No. 2 of Russell Fraction Lode, and is marked by a basalt stone 26 x 10 x 5 inches, set 14 inches in the ground, chiseled 3-2-710, whence a hemlock, 18 inches in diameter, bears South 44o40’ West 24.8 feet, and a hemlock, 18 inches in diameter, bears North 33o45’ West 22.8 feet, each blazed and scribed BT 3-710; thence North 15o58’ West, along the Westerly line of said Russell Fraction Lode, a distance of 535.50 feet to Corner No. 3 thereof, which is marked by a cross (x) at the exact corner point and 3-710 chiseled on a ledge of rock facing West, whence a hemlock, 20 inches in diameter, bears North 33o30’ West 17.5 feet, and a hemlock, 22 inches in diameter, bears South 23o West 18.2 feet, each blazed and scribed BT 3-710; thence North 80o21’ East, along the Northerly line of said lode, a distance of 575.00 feet to Corner No. 4 thereof, which is marked by a basalt stone 24 x 10 x 6 inches, set 12 inches in the ground, chiseled 4-710, whence a hemlock, 20 inches in diameter, bears North 3o20’ East 10.5 feet, and a hemlock, 16 inches in diameter, bears South 89o30’ West 10.3 feet, each blazed and scribed BT 4-710; thence South 0o17’ West, along the Easterly line of said lode, a distance of 701.15 feet to its intersection with the Northerly line of Russell No. 1 Lode; thence North 72o13’ East, along the Northerly line of said Russell No. 1 Lode, a distance of 306.30 feet to Corner No. 3 thereof, which is also Corner No. 2 of Wildcat Lode, and is marked by a basalt stone 24 x 10 x 8 inches, set 12 inches in the ground, chiseled 3-2-710, whence a larch, 26 inches in diameter, bears South 54o10’ West 26.6 feet, and a fir, 30 inches in diameter, bears South 6o30’ West 7.0 feet, each blazed and scribed BT 3-2-710; thence South 86o24’ East, along the Northerly line of said Wildcat Lode, a distance of 565.90 feet to Corner No. 3 thereof, which is marked by a basalt stone 26 x 12 x 7 inches, set 12 inches in the ground, chiseled 3-710, whence a hemlock, 36 inches in diameter, bears South 30o West 23.3 feet, and a fir, 24 inches in diameter, bears South 38o30’ West 45.6 feet, each blazed and scribed BT 3-710; thence South 1o35’ West, along the Easterly line of said lode, a distance of 1120.70 feet to Corner No. 4 thereof, which is marked by a basalt stone 24 x 20 x 6 inches, set 12 inches in the ground, chiseled 4-710, whence a fir, 24 inches in diameter, bears South 31o15’ West 21.2 feet, and a pine, 18 inches in diameter, bears South 27o30’ East 18.5 feet, each blazed and scribed BT 4-710; thence North 86o24’ West, along the Southerly line of said lode, a distance of 600.00 feet to Corner No. 1 thereof, which is also Corner No. 4 of said Russell No. 1 Lode, and is marked by a basalt stone 24 x 10 x 6 inches, set 12 inches in the ground, chiseled 1-4-710, whence a fir, 26 inches in diameter, bears North 39o10’ East 8.8 feet, and a fir, 26 inches in diameter, bears North 13o West 5.8 feet, each blazed and scribed 1-4-710; thence South 72o13’ West, along the Southerly line of said Russell No. 1 Lode, a distance of 466.80 feet to Corner No. 1 thereof, which is also Corner No. 4 of said Hillside Lode, and is marked by a basalt stone, 24 x 14 x 12 inches, set 12 inches in the ground, chiseled 4-1- 710, whence a hemlock, 30 inches in diameter, bears North 40o East 18.9 feet, and a hemlock, 30 inches in diameter, bears South 10o30’ West 21.4 feet, each blazed and scribed BT 4-1-710; thence South 20o57’ West, along the Easterly line of said Hillside Lode, a distance of 809.00 feet to the true point of beginning.

(The diameters of the bearing trees mentioned herein were measured in the period October 5 to 20, 1908.)

Exhibit A - 3

THE FOLLOWING DESCRIBED PROPERTY IN TOWNSHIP 8 SOUTH, RANGE 3 EAST OF THE WILLAMETTE MERIDIAN, MARION COUNTY, OREGON:

Section 12:	The Southeast quarter of the Southeast quarter, and Government Lot 6.

THE FOLLOWING DESCRIBED PROPERTY IN TOWNSHIP 8 SOUTH, RANGE 4 EAST OF THE WILLAMETTE MERIDIAN, MARION COUNTY, OREGON:

Section 16:	The North half, the Southwest quarter, and the West half of the Southeast quarter

Section 17:	The East half

Section 18:	All

Section 20:	All

Section 21:	The Northwest quarter

Exhibit A - 4

EXHIBIT B

RIGHTS AND RESERVATIONS ON PREMISES

1.   Table Rock-Bagby Baty Butte Agreement” dated September 1, 2010, among Weyerhauser Real Estate Development Company, Alta Rock Energy, Inc., and Grantor, which clarifies and confirms the rights and obligations of Grantor arising under the Geothermal Lease Option Agreement dated December 15, 2008, by and between Weyerhauser Company and Alta Rock Energy, Inc., as amended by a First Amendment dated March 1, 2010.

2.   Upon its assignment to ORM or replacement for the benefit of ORM, Right-of-Way and Road Use Agreement Number S-975 dated November 2, 1987 (the “BLM Road Agreement”), as amended from time to time, between the United States Department of the Interior Bureau of Land Management and Willamette Industries, Inc. (predecessor in interest to Weyerhaeuser).  The BLM Road Agreement was recorded November 3, 1987 in Linn County, Oregon in Volume 547, Page 188.

3.   Master Stumpage Agreement dated June 7, 2010, between ORM and Tillamook Log Company, a Delaware limited liability company (“Tillamook”), in which ORM grants to Tillamook rights to sever and remove timber, and Tillamook agrees to pay ORM a stumpage price agreed to by both parties.

Exhibit B